Restoring
Power

DIGITAL REALTY

4Q
14

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc.
Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

Table of Contents	Financial Supplement
Fourth Quarter 2014

Corporate information	Financial Supplement
Fourth Quarter 2014

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and manages technology-related real estate. The Company is focused on providing data center and colocation solutions for domestic and international tenants across a variety of industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, healthcare, and consumer products. As of December 31, 2014, the Company's 131 properties, including 14 properties held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center tenants. Digital Realty's portfolio is comprised of approximately 22.1 million square feet, excluding approximately 1.3 million square feet of space under active development and 1.2 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the Company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Facsimile: (415) 738-6501
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer and Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Jim Smith: Chief Technology Officer
David J. Caron: Senior Vice President, Portfolio Management
Matthew Miszewski: Senior Vice President, Sales

Investor Relations
To request an Investor Relations package or to be added to our e-mail distribution list, please visit our website:
www.digitalrealty.com     (Proceed to Information Request in the Investor Relations section)

Analyst Coverage

Bank of America
Baird	Merrill Lynch	Barclays Capital	Canaccord Genuity	Cantor Fitzgerald	Citigroup
David Rodgers	Stephen Douglas	Ross Smotrich	Greg Miller	David Toti	Michael Bilerman
(216) 737-7341	(646) 855-2615	(212) 526-2306	(212) 389-8128	(212) 915-1219	(212) 816-1383

			Matthew Kahn	Evan Smith	Emmanuel Korchman
			(212) 389-8129	(212) 915-1220	(212) 816-1382

Cowen	Deutsche Bank	Evercore ISI	Green Street	Jefferies	KeyBanc Capital
Colby Synesael	Vincent Chao	Jonathan Schildkraut	John Bejjani	Omotayo Okusanya	Jordan Sadler
(646) 562-1355	(212) 250-6799	(212) 497-0864	(949) 640-8780	(212) 336-7076	(917) 368-2280

Jonathan Charbonneau		Robert Gutman		Charles Croson	Austin Wurschmidt
(646) 562-1356		(212) 497-0877		(917) 421-1943	(917) 368-2311

MLV & Co.	Morgan Stanley	Raymond James	RBC Capital Markets	Stifel	UBS
Jonathan M. Petersen	Vance Edelson	Paul D. Puryear	Jonathan Atkin	Matthew Heinz	Ross Nussbaum
(646) 556-9185	(212) 761-0078	(727) 567-2253	(415) 633-8589	(443) 224-1382	(212) 713-2484

Jay Hanna		William A. Crow	Michael Carroll
(646) 412-7705		(727) 567-2594	(440) 715-2649

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Corporate Information (Continued)	Financial Supplement
Fourth Quarter 2014

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series E Preferred Stock	DLRPRE
Series F Preferred Stock	DLRPRF
Series G Preferred Stock	DLRPRG
Series H Preferred Stock	DLRPRH

Note that symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13
High price (1)	$70.92	$67.75	$59.50	$57.52	$58.35
Low price (1)	$62.19	$57.64	$51.33	$48.85	$43.04
Closing price, end of quarter (1)	$66.30	$62.38	$58.32	$53.08	$49.12
Average daily trading volume (1)	1,050,258	1,130,023	1,635,316	1,519,608	1,814,127
Indicated dividend per common share (2)	$3.32	$3.32	$3.32	$3.32	$3.12
Closing annual dividend yield, end of quarter	5.0%	5.3%	5.7%	6.3%	6.4%
Shares and units outstanding, end of quarter (3)	138,639,916	138,627,370	138,498,396	131,732,073	131,422,371
Closing market value of shares and units outstanding(4)	$9,191,826	$8,647,575	$8,077,226	$6,992,338	$6,455,467

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of December 31, 2014, the total number of shares and units includes 135,626,255 shares of common stock, 1,463,814 common units held by third parties and 1,549,847 common units, vested and unvested long-term incentive units and vested class C units held by officers and directors, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G and series H cumulative redeemable preferred stock upon certain change of control transactions.

(4)	Dollars in thousands as of the end of the quarter.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of December 31, 2014	Fourth Quarter 2014

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	135,626,255	97.8%
Cambay Tele.com, LLC (3)	1,463,814	1.1%
Directors, Executive Officers and Others	1,549,847	1.1%
Total	138,639,916	100.0%

(1)
Reflects limited partnership interests held by our officers and directors in the form of common units, vested and unvested long-term incentive units and vested class C units and excludes all unexercised common stock options.

(2)
The total number of units includes 135,626,255 general partnership common units, 1,463,814 common units held by third parties and 1,549,847 common units, vested and unvested long-term incentive units and vested class C units held by officers and directors, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G and series H cumulative redeemable preferred stock upon certain change of control transactions.

(3)
This third-party contributor received the common units (along with cash and our operating partnership's assumption of debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities. Includes 400,913 common units held by the members of Cambay Tele.com, LLC.

Key Quarterly Financial Data	Financial Supplement
Unaudited and dollars in thousands, except per share data	Fourth Quarter 2014

Shares and Units at End of Quarter	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13
Common shares outstanding	135,626,255	135,503,184	135,370,016	128,606,462	128,455,350
Common units outstanding	3,013,661	3,124,186	3,128,380	3,125,611	2,967,021
Total Shares and Partnership Units	138,639,916	138,627,370	138,498,396	131,732,073	131,422,371

Enterprise Value
Market value of common equity (1)	$9,191,826	$8,647,575	$8,077,226	$6,992,338	$6,455,467
Liquidation value of preferred equity	1,085,000	1,085,000	1,085,000	1,020,000	720,000
Total debt at balance sheet carrying value	4,673,127	4,739,729	4,859,235	5,007,381	4,961,892
Total Enterprise Value	$14,949,953	$14,472,304	$14,021,461	$13,019,719	$12,137,359
Total debt / total enterprise value	31.3%	32.8%	34.7%	38.5%	40.9%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$10,077,341	$10,331,214	$10,352,848	$10,107,121	$9,950,082
Total Assets	9,526,784	9,722,007	9,864,624	9,741,453	9,626,830
Total Liabilities	5,612,546	5,618,447	5,730,343	5,865,733	5,980,318

Selected Operating Data
Total operating revenues	$412,216	$412,186	$401,446	$390,590	$380,931
Total operating expenses	418,382	329,814	308,993	300,583	282,876
Interest expense	46,396	48,169	49,146	47,374	45,996
Net income (loss)	(34,795)	130,161	61,332	46,717	55,667
Net income (loss) available to common stockholders	(52,289)	109,314	41,510	34,186	42,977

Financial Ratios
EBITDA (2)	$242,605	$296,330	$229,062	$214,310	$215,884
Adjusted EBITDA (3)	241,557	234,714	233,965	233,962	226,270
Net Debt to Adjusted EBITDA (4)	4.8	5.0	5.1	5.3	5.4
GAAP interest expense	46,396	48,169	49,146	47,374	45,996
Fixed charges (5)	72,070	75,069	75,869	67,754	68,207
Interest coverage ratio (6)	4.7	4.4	4.3	4.4	4.2
Fixed charge coverage ratio (7)	3.4	3.1	3.1	3.5	3.3

Profitability Measures
Net income (loss) per common share - basic	($0.39)	$0.81	$0.31	$0.27	$0.33
Net income (loss) per common share - diluted	(0.39)	0.80	0.31	0.26	0.33
Funds from operations (FFO) / diluted share and unit (8)	1.40	1.22	1.20	1.22	1.26
Core funds from operations (Core FFO) / diluted share and unit (8)	1.26	1.22	1.21	1.28	1.26
Adjusted funds from operations (AFFO) / diluted share and unit (9)	0.93	0.96	0.93	0.97	0.94
Dividends per share and common unit	0.83	0.83	0.83	0.83	0.78
Diluted FFO payout ratio (10)	59.1%	68.2%	69.4%	68.2%	61.7%
Diluted Core FFO payout ratio (11)	65.9%	68.0%	68.6%	65.0%	61.7%
Diluted AFFO payout ratio (9) (12)	89.3%	86.8%	88.9%	85.5%	83.1%

Portfolio Statistics
Buildings (13)	188	187	187	188	187
Properties (13)	131	131	131	132	132
Net rentable square feet, excluding development space (13)	22,146,385	21,964,327	21,771,485	21,711,427	21,399,551
Occupancy at end of quarter (14)	93.2%	93.0%	92.8%	92.1%	92.6%
Occupied square footage	20,640,405	20,431,569	20,204,632	19,987,044	19,821,269
Space under active development (15)	1,304,853	1,253,692	1,395,890	1,335,358	1,759,681
Space held for development (16)	1,174,957	1,247,686	1,283,538	1,422,244	1,331,685
Weighted average remaining lease term (years) (17)	6.3	6.3	6.8	6.9	7.0
Same-store occupancy at end of quarter (14) (18)	92.5%	92.2%	92.0%	91.3%	91.9%

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units (including vested class C units), for shares of our common stock. Excludes shares issuable with respect to stock options that have been granted but have not yet been exercised, and also excludes all shares potentially issuable upon conversion of our series E, series F, series G and series H cumulative redeemable preferred stock upon certain change of control transactions.

(2)
EBITDA is calculated as earnings before interest, taxes, depreciation & amortization. For a discussion of EBITDA, see page 46. For a reconciliation of net income available to common stockholders to EBITDA, see page 45.

(3)
Adjusted EBITDA is EBITDA excluding straight-line rent expense adjustment attributable to prior periods, change in fair value of contingent consideration, severance accrual and equity acceleration, impairment of investments in real estate, gain on sale of property, gain on contribution of properties to unconsolidated joint venture, noncontrolling interests, and preferred stock dividends. For a discussion of Adjusted EBITDA, see page 46. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 45.

(4)	Calculated as total debt at balance sheet carrying value less unrestricted cash and cash equivalents, divided by the product of Adjusted EBITDA multiplied by four.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

Key Quarterly Financial Data	Financial Supplement
Unaudited and dollars in thousands, except per share data	Fourth Quarter 2014

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(8)	For a definition and discussion of FFO and core FFO, see page 46. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(9)
All periods presented include internal leasing commissions, the amounts of which have historically been included in capitalized leasing commissions and were previously excluded from recurring capital expenditures. For a definition and discussion of AFFO, see page 46. For a reconciliation of FFO to AFFO, see page 14.

(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(13)	Includes properties held as investments in unconsolidated joint ventures.

(14)
Occupancy and same-store occupancy exclude space under active development and space held for development. Occupancy represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(15)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(16)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(17)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(18)	Same-store properties were acquired on or before December 31, 2012. Excludes properties sold or contributed to joint ventures for all periods presented.

Earnings Release	Financial Supplement
Fourth Quarter 2014

DIGITAL REALTY REPORTS FOURTH QUARTER
AND FULL-YEAR 2014 RESULTS

San Francisco, Calif. (February 12, 2015) -- Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center and colocation solutions, announced today financial results for the fourth quarter and full-year 2014. All per share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported FFO per share of $1.40 in 4Q14, compared to $1.26 in 4Q13. Reported FFO of $5.04 for the full year of 2014, compared to $4.74 in 2013.

•	Reported core FFO per share of $1.26 in 4Q14, compared to $1.26 in 4Q13. Reported core FFO of $4.96 for the full year of 2014, compared to $4.78 in 2013;

•	Signed leases during 4Q14 expected to generate $46 million in annualized GAAP rental revenue, bringing the full-year 2014 total to $159 million;

•	Improved portfolio occupancy 20 basis points sequentially to 93.2% in 4Q14, compared to 93.0% in 3Q14; and

•	Reiterated 2015 core FFO per share outlook of $5.00 - $5.10.

Financial Results
Revenues were $412 million for the fourth quarter of 2014, consistent with the previous quarter and an 8% increase over the same quarter last year.
Revenues were $1.6 billion for the full-year 2014, a 9% increase over 2013.
Adjusted EBITDA was $242 million for the fourth quarter of 2014, a 3% increase over the previous quarter and a 7% increase over the same quarter last year. Adjusted EBITDA was $944 million for the full-year 2014, a 7% increase over 2013.
Funds from operations (“FFO”) on a diluted basis was $195 million in the fourth quarter of 2014, or $1.40 per share, compared to $1.22 per share in the third quarter of 2014 and $1.26 per share in the fourth quarter of 2013.
FFO per share for the full-year 2014 was $5.04 compared to $4.74 in 2013, a 6% increase.
Excluding certain items that do not represent core expenses or revenue streams, fourth quarter of 2014 core FFO was $1.26 per share compared to $1.22 per share in the third quarter of 2014, and $1.26 per share in the fourth quarter of 2013. Core FFO per share for the full-year 2014 was $4.96 per share compared to $4.78 per share in 2013, a 4% increase.
Net loss for the fourth quarter of 2014 was $35 million, and net loss available to common stockholders was $52 million, or $0.39 per diluted share, compared to net income available to common shareholders of $0.80 per diluted share in the third quarter of 2014 and $0.33 per diluted share in the fourth quarter of 2013. The net loss during the fourth quarter of 2014 was primarily attributable to a $114 million impairment charge, discussed in further detail under the Investment Activity section below. For the full-year 2014, net income was $203 million, and net income available to common shareholders was $133 million, or $1.00 per share, compared to $2.12 per share for 2013.

Leasing Activity
“Demand for our data center solutions remains robust, as evidenced by new lease signings of $46 million in annualized GAAP rental revenue,” commented Chief Executive Officer and Chief Financial Officer Bill Stein.
“We made significant progress leasing up finished inventory during the fourth quarter, contributing to further improvement in our return on invested capital. The data center supply environment has largely rationalized, leading to a gradual recovery in landlord leasing economics.”
The weighted-average lag between leases signed during the fourth quarter of 2014 and the contractual commencement date was 5.5 months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $23 million of annualized GAAP rental revenue during the quarter, bringing the full-year 2014 total to $105 million of annualized GAAP rental revenue. Rental rates on renewal leases signed during the fourth quarter of 2014 increased 6% on a cash basis and 21% on a GAAP basis.

Earnings Release	Financial Supplement
Fourth Quarter 2014

New leases signed during the fourth quarter of 2014 by region and product type are summarized as follows:

North America	($ in thousands) Annualized GAAP Rent	Square Feet	GAAP Rent per Square Foot	Megawatts	GAAP Rent per Kilowatt

Turn-Key Flex	$10,395	80,361	$129	6	$150
Powered Base Building	95	—	—	—	—
Custom Solutions	13,977	104,514	134	8	155
Colocation	3,249	13,261	245	1	224
Non-Technical	4,736	274,895	17	—	—
Total	$32,452	473,031	$69	15	$159

Europe (1)
Turn-Key Flex	$2,196	15,771	$139	1	$155
Colocation	596	3,357	177	—	143
Non-Technical	—	—	—	—	—
Total	$2,792	19,128	$146	2	$152

Asia Pacific (1)
Turn-Key Flex	$9,555	36,729	$260	3	$233
Colocation	1,036	4,710	220	—	266
Non-Technical	55	851	64	—	—
Total	$10,647	42,290	$252	4	$236

Grand Total	$45,891	534,449	$86	20	$173

Note:	Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended December 31, 2014.

Investment Activity
Digital Realty closed on the sale of its $17 million investment in a developer of data centers in the Southwestern U.S. and Mexico in October of 2014, generating net proceeds of approximately $32 million. Digital Realty recognized a gain on this sale of approximately $15 million in the fourth quarter of 2014.
Subsequent to year-end, the company completed the sale of 100 Quannapowitt Parkway, a 169,000 square foot office building in suburban Boston, for $31 million, or $184 per square foot. The property was expected to generate cash net operating income of approximately $1.6 million in 2015, representing a cap rate of 5.0%. The sale generated net proceeds of $29 million, and Digital Realty expects to recognize a gain on the sale of approximately $9 million in the first quarter of 2015.
During the fourth quarter of 2014, the company recognized an impairment loss of approximately $114 million to reduce carrying value of three properties to their estimated fair market value at December 31, 2014, as shown in the table below.

		($ in thousands)
Property	Market	Net Book Value (pre-impairment)	Impairment	Net Book Value (post-impairment)

210 Tucker	St. Louis	$104,008	$64,040	$39,968
200 Quannapowitt Pkwy	Boston	68,487	40,070	28,417
3065 Gold Camp Drive	Sacramento	21,861	9,860	12,001
Total		$194,356	$113,970	$80,386

Balance Sheet
Digital Realty had approximately $4.7 billion of total debt outstanding as of December 31, 2014, comprised of $4.3 billion of unsecured debt and approximately $0.4 billion of secured debt. At the end of the fourth quarter of 2014, net debt-to-adjusted EBITDA was 4.8x, debt-plus-preferred-to-total-enterprise-value was 38.5% and fixed charge coverage was 3.4x.

2015 Guidance	Financial Supplement
Fourth Quarter 2014

2015 Outlook
Digital Realty reiterated its 2015 core FFO per share outlook of $5.00 - $5.10. The assumptions underlying this guidance are summarized in the following table.

	As of Jan. 5, 2015	As of Feb. 12, 2015
Internal Growth
Rental rates on renewal leases
Cash basis	Slightly positive	Slightly positive
GAAP basis	Up double digits	Up double digits
Year-end portfolio occupancy	93.0% - 94.0%	93.0% - 94.0%
"Same-capital" cash NOI growth (1)	2.0% - 4.0%	2.0% - 4.0%
Operating margin	72.5% - 73.5%	72.5% - 73.5%
Incremental revenue from speculative leasing (2)	$25 - $30 million	$20 - $25 million
Overhead load (3)	80 - 90 bps on total assets	80 - 90 bps on total assets

External Growth
Acquisitions
Dollar volume	$0 - $200 million	$0 - $200 million
Cap rate	7.5% - 8.5%	7.5% - 8.5%
Dispositions
Dollar volume	$175 - $400 million	$175 - $400 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%
Joint ventures
Dollar volume	$0 - $150 million	$0 - $150 million
Cap rate	6.75% - 7.25%	6.75% - 7.25%
Development
Capex	$750 - $850 million	$750 - $850 million
Average stabilized yields	10.0% - 12.0%	10.0% - 12.0%
Enhancements and other non-recurring capex (4)	$20 - $25 million	$20 - $25 million
Recurring capex + capitalized leasing costs (5)	$100 - $110 million	$100 - $110 million

Balance Sheet
Long-term debt issuance
Dollar amount size	$300 - $700 million	$300 - $700 million
Pricing	4.50% - 5.50%	4.50% - 5.50%
Timing	Early-to-mid 2015	Early-to-mid 2015

Funds From Operations / share (NAREIT-Defined)	$4.95 - $5.05	$4.95 - $5.05
Adjustments for non-core expenses and revenue streams (6)	$0.05	$0.05
Core Funds From Operations / Share	$5.00 - $5.10	$5.00 - $5.10

(1)
The “same-capital” pool includes properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015. NOI represents rental revenue and tenant reimbursement revenue less rental property operating and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations), and cash NOI is NOI less straight-line rents and above and below market rent amortization.

(2)	Incremental revenue from speculative leasing represents revenue expected to be recognized in the current year from leases that have not yet been signed.

(3)	Overhead load is defined as General & Administrative expense divided by Total Assets.

(4)	Other non-recurring capex represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(5)
Recurring capex represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

(6)	See “Funds From Operations and Core Funds From Operations” table below for historical reconciliations of Funds From Operations (NAREIT-Defined) to Core Funds From Operations.

Earnings Release	Financial Supplement
Fourth Quarter 2014

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a definition of FFO, a reconciliation from FFO to core FFO, and a definition of core FFO are included as an attachment to this press release. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA, a definition of debt-plus-preferred-to-total-enterprise-value, and a definition of fixed charge coverage ratio are included as an attachment to this press release.

Investor Conference Call
Prior to Digital Realty’s conference call today at 5:30 p.m. EST / 2:30 p.m. PST, Digital Realty will post a presentation to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's fourth quarter and full-year 2014 financial results and operating performance. The conference call will feature: Chief Executive Officer and Chief Financial Officer A. William Stein; Chief Investment Officer Scott Peterson; Senior Vice President of Sales & Marketing Matt Miszewski; and Vice President of Finance Matt Mercier.
To participate in the live call, investors are invited to dial +1 (866) 737-5498 (for domestic callers) or +1 (412) 902-6526 (for international callers) at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available one hour after the call until March 12, 2015. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 10057687. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty Trust, Inc. supports the data center and colocation strategies of more than 600 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.
Additional information about Digital Realty is included in the Company Overview, available on the Investors page of Digital Realty’s website at www.digitalrealty.com. The Company Overview is updated periodically, and may disclose material information and updates. To receive e-mail alerts when the Company Overview is updated, please visit the Investors page of Digital Realty’s website.

Contact Information
A. William Stein    John J. Stewart
Chief Executive Officer    Senior Vice President
and Chief Financial Officer    Investor Relations
Digital Realty Trust, Inc.    Digital Realty Trust, Inc.
+1 (415) 738-6500        +1 (415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in thousands, except share and per share data	Fourth Quarter 2014

	Three Months Ended					Twelve Months Ended
	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	31-Dec-14	31-Dec-13
Rental revenues	$319,816	$317,064	$313,420	$305,786	$296,987	$1,256,086	$1,155,052
Tenant reimbursements - Utilities	59,830	65,604	62,063	59,177	55,319	246,675	220,963
Tenant reimbursements - Other	28,887	26,605	23,625	24,444	27,310	103,559	102,322
Fee income	1,871	2,748	1,466	1,183	1,315	7,268	3,520
Other	1,812	165	873	—	—	2,850	399
Total Operating Revenues	$412,216	$412,186	$401,447	$390,590	$380,931	$1,616,438	$1,482,256

Utilities	$62,560	$69,388	$65,432	$62,087	$58,773	$259,466	$234,941
Rental property operating	33,211	32,017	33,314	30,659	29,294	129,200	113,859
Repairs & maintenance	31,783	29,489	28,052	25,151	27,109	114,474	97,809
Non-cash straight-line rent expense adjustment	—	—	—	—	—	—	9,988
Property taxes	23,053	25,765	20,595	22,125	23,831	91,538	90,321
Insurance	2,180	2,145	1,896	2,422	2,156	8,643	8,743
Construction management	33	60	121	164	35	378	764
Change in fair value of contingent consideration	(3,991)	(1,465)	766	(3,403)	(1,749)	(8,093)	(1,762)
Depreciation & amortization	133,327	137,474	137,092	130,620	126,776	538,513	475,464
General & administrative	21,480	20,709	20,061	18,248	15,536	80,498	65,653
Severance accrual and equity acceleration	—	—	260	12,430	—	12,690	—
Transactions	323	144	755	81	1,108	1,303	4,605
Impairment of investments in real estate	113,970	12,500	—	—	—	126,470	—
Other	453	1,588	651	—	7	2,692	60
Total Operating Expenses	$418,382	$329,814	$308,995	$300,584	$282,876	$1,357,772	$1,100,445

Operating Income (Loss)	($6,166)	$82,372	$92,452	$90,006	$98,055	$258,666	$381,811

Equity in earnings of unconsolidated joint venture	$3,776	$3,455	$3,477	$2,581	$2,957	$13,289	$9,795
Gain on insurance settlement	—	—	—	—	—	—	5,597
Gain on sale of property	—	—	15,945	—	—	15,945	—
Gain on contribution of properties to unconsolidated JV	—	93,498	—	1,906	555	95,404	115,609
Gain on sale of investment	14,551	—	—	—	—	14,551	—
Interest and other income	641	378	(83)	1,727	231	2,663	139
Interest expense	(46,396)	(48,169)	(49,146)	(47,374)	(45,996)	(191,085)	(189,399)
Tax (expense) benefit	(1,201)	(1,178)	(1,021)	(1,838)	473	(5,238)	(1,293)
Loss from early extinguishment of debt	—	(195)	(293)	(292)	(608)	(780)	(1,812)
Net Income (Loss)	($34,795)	$130,161	$61,331	$46,716	$55,667	$203,415	$320,447

Net income attributable to noncontrolling interests	961	(2,392)	(993)	(805)	(964)	(3,229)	(5,961)
Net Income (Loss) Attributable to Digital Realty Trust, Inc.	($33,834)	$127,769	$60,338	$45,911	$54,703	$200,186	$314,486

Preferred stock dividends	(18,455)	(18,455)	(18,829)	(11,726)	(11,726)	(67,465)	(42,905)
Net Income (Loss) Available to Common Stockholders	($52,289)	$109,314	$41,509	$34,185	$42,977	$132,721	$271,581

Weighted-average shares outstanding - basic	135,544,597	135,492,618	133,802,622	128,535,995	128,444,744	132,635,894	127,941,134
Weighted-average shares outstanding - diluted	135,544,597	135,946,533	133,977,885	129,136,961	128,641,470	132,852,966	128,127,641
Weighted-average fully diluted shares and units	138,757,650	138,762,045	137,912,511	138,161,544	137,890,892	138,216,486	137,769,299

Net income per share - basic	($0.39)	$0.81	$0.31	$0.27	$0.33	$1.00	$2.12
Net income per share - diluted	($0.39)	$0.80	$0.31	$0.26	$0.33	$1.00	$2.12

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in thousands, except per share data	Fourth Quarter 2014

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Twelve Months Ended
	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	31-Dec-14	31-Dec-13

Net Income (Loss) Available to Common Stockholders	($52,289)	$109,314	$41,510	$34,186	$42,977	$132,721	$271,583
Adjustments:
Noncontrolling interests in operating partnership	(1,074)	2,272	873	693	849	2,764	5,366
Real estate related depreciation & amortization (1)	132,100	136,289	135,938	129,496	125,671	533,823	471,281
Unconsolidated JV real estate related depreciation & amortization	2,173	1,934	1,802	1,628	1,387	7,537	3,805
Gain on sale of property	—	—	(15,945)	—	—	(15,945)	—
Gain on contribution of properties to unconsolidated joint venture	—	(93,498)	—	(1,906)	(555)	(95,404)	(115,609)
Impairment of investments in real estate	113,970	12,500	—	—	—	126,470	—
Funds From Operations	$194,880	$168,811	$164,178	$164,097	$170,329	$691,966	$636,426

Add: Interest and amortization of debt issuance costs on 2029 Debentures	—	—	675	4,050	4,050	4,725	16,200

Funds From Operations - diluted	$194,880	$168,811	$164,853	$168,147	$174,379	$696,691	$652,626

Weighted-average shares and units outstanding - basic	138,327	138,308	136,615	131,143	130,982	136,124	130,463
Weighted-average shares and units outstanding - diluted (2)	138,757	138,762	137,912	138,162	137,891	138,364	137,771

Funds From Operations per share - basic	$1.41	$1.22	$1.20	$1.25	$1.30	$5.08	$4.88

Funds From Operations per share - diluted (2)	$1.40	$1.22	$1.20	$1.22	$1.26	$5.04	$4.74

Reconciliation of FFO to Core FFO	Three Months Ended					Twelve Months Ended
	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	31-Dec-14	31-Dec-13

Funds From Operations - diluted	$194,880	$168,811	$164,853	$168,147	$174,379	$696,691	$652,626
Termination fees and other non-core revenues (3)	(2,584)	(165)	(873)	(2,047)	—	(5,668)	(402)
Gain on insurance settlement	—	—	—	—	—	—	(5,597)
Gain on sale of investment	(14,551)	—	—	—	—	(14,551)	—
Significant transaction expenses	323	144	755	81	1,108	1,303	4,605
Loss from early extinguishment of debt	—	195	293	292	608	780	1,813
Straight-line rent expense adjustment attributable to prior periods	—	—	—	—	—	—	7,489
Change in fair value of contingent consideration (4)	(3,991)	(1,465)	766	(3,403)	(1,749)	(8,093)	(1,762)
Equity in earnings adjustment for non-core items	—	—	—	843	—	843	—
Severance accrual and equity acceleration (5)	—	—	260	12,430	—	12,690	—
Other non-core expense adjustments (6)	453	1,588	651	—	7	2,692	63
Core Funds From Operations - diluted	$174,530	$169,108	$166,705	$176,343	$174,353	$686,687	$658,835

Weighted-average shares and units outstanding - diluted (2)	138,757	138,762	137,912	138,162	137,891	138,364	137,771

Core Funds From Operations per share - diluted (2)	$1.26	$1.22	$1.21	$1.28	$1.26	$4.96	$4.78

(1)	Real Estate Related Depreciation & Amortization

	Three Months Ended					Twelve Months Ended
	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	31-Dec-14	31-Dec-13
Depreciation & amortization per income statement	$133,327	$137,474	$137,092	$130,620	$126,776	$538,513	$475,464
Non-real estate depreciation	(1,227)	(1,185)	(1,154)	(1,124)	(1,105)	(4,690)	(4,183)
Real Estate Related Depreciation & Amortization	$132,100	$136,289	$135,938	$129,496	$125,671	$533,823	$471,281

(2)
At December 31, 2013, we had no series D convertible preferred shares outstanding, as a result of the conversion of all remaining shares on February 26, 2013, which calculates into 471 common shares on a weighted average basis for the year ended December 31, 2013. For all periods presented, we have excluded the effect of dilutive series E, series F, series G and series H preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G and series H preferred stock, as applicable, which we consider highly improbable. In addition, we had a balance of $0, $0 and $266,400 of 5.50% exchangeable senior debentures due 2029 that were exchangeable for 0, 0 and 6,712 common shares on a weighted average basis for the three months ended December 31, 2014, September 30, 2014 and December 31, 2013, respectively, and were exchangeable for 1,958 and 6,650 common shares on a weighted average basis for the years ended December 31, 2014 and 2013, respectively. See page 14 for calculations of diluted FFO available to common stockholders and unitholders and weighted average common stock and units outstanding.

(3)	Includes one-time fees, proceeds and certain other adjustments that are not core to our business.

(4)
Relates to earn-out contingency in connection with the Sentrum and Singapore acquisitions. The earn-out contingency expires in July 2015 and November 2020, respectively, and are reassessed on a quarterly basis.

(5)	Relates to severance charge of approximately $12,700, or $0.09 per share and unit, related to the departure of the company's former Chief Executive Officer.

(6)	Includes reversal of accruals and certain other adjustments that are not core to our business.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in thousands, except per share data	Fourth Quarter 2014

Reconciliation of FFO to AFFO	Three Months Ended						Twelve Months Ended
	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13		31-Dec-14	31-Dec-13

FFO available to common stockholders and unitholders	$194,880	$168,811	$164,178	$164,097	$170,329		$691,966	$636,425
Adjustments:
Non-real estate depreciation	1,227	1,185	1,153	1,124	1,105		4,690	4,184
Amortization of deferred financing costs	2,207	2,275	2,402	2,085	2,925		8,969	10,658
Amortization of debt discount/premium	521	487	359	357	338		1,724	1,779
Non-cash compensation	2,530	2,849	3,656	3,153	2,182	(5)	12,187	11,528
Deferred compensation related to equity acceleration	—	—	—	5,832	—		5,832	—
Loss from early extinguishment of debt	—	195	293	292	608		781	1,813
Straight-line rents, net	(18,558)	(17,710)	(19,099)	(20,471)	(21,858)		(75,837)	(82,580)
Non-cash straight-line rent expense adjustment	—	—	—	—	—		—	9,988
Above- and below-market rent amortization	(2,273)	(2,370)	(2,553)	(2,787)	(2,887)		(9,982)	(11,719)
Change in fair value of contingent consideration (1)	(3,991)	(1,465)	766	(3,403)	(1,749)		(8,093)	(1,762)
Gain on sale of investment	(14,551)	—	—	—	—		(14,551)	—
Capitalized leasing compensation	(6,594)	(6,641)	(6,894)	(6,891)	(4,214)		(27,020)	(18,977)
Recurring capital expenditures (2)	(21,040)	(11,481)	(11,355)	(8,685)	(17,025)		(52,562)	(53,209)
Capitalized internal leasing commissions	(5,331)	(3,488)	(4,829)	(4,670)	(4,435)		(18,318)	(11,868)
AFFO available to common stockholders and unitholders - basic (3)	$129,027	$132,647	$128,077	$130,033	$125,319		$519,786	$496,260

Weighted-average shares and units outstanding - basic	138,327	138,308	136,615	131,143	130,982		136,124	130,463
Weighted-average shares and units outstanding - diluted (4)	138,757	138,762	137,912	138,162	137,891		138,364	137,771

AFFO available to common stockholders and unitholders - basic	$129,027	$132,647	$128,077	$130,033	$125,319		$519,786	$496,260

Add: Interest and amortization of debt issuance costs on 2029 Debentures	—	—	675	4,050	4,050		4,725	16,200

AFFO available to common stockholders and unitholders - diluted	$129,027	$132,647	$128,752	$134,083	$129,369		$524,511	$512,460

AFFO per share - diluted (3)	$0.93	$0.96	$0.93	$0.97	$0.94		$3.79	$3.72

Dividends per share and common unit	$0.83	$0.83	$0.83	$0.83	$0.78		$3.32	$3.12

Diluted AFFO Payout Ratio	89.3%	86.8%	88.9%	85.5%	83.1%		87.6%	83.9%

	Three Months Ended					Twelve Months Ended
Share Count Detail	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	31-Dec-14	31-Dec-13
Weighted Average Common Stock and Units Outstanding	138,327	138,308	136,615	131,143	130,982	136,124	130,463
Add: Effect of dilutive securities (excludes series D convertible preferred stock & 5.50% debentures)	430	454	175	213	197	282	187
Add: Effect of dilutive series D convertible preferred stock	—	—	—	—	—	—	471
Add: Effect of dilutive 5.50% exchangeable senior debentures	—	—	1,122	6,806	6,712	1,958	6,650
Weighted Avg. Common Stock and Units Outstanding - diluted	138,757	138,762	137,912	138,162	137,891	138,364	137,771

(1)
Relates to earn-out contingency in connection with the Sentrum and Singapore acquisitions. The earn-out contingency expires in July 2015 and November 2020, respectively, and are reassessed on a quarterly basis.

(2)	For a definition of recurring capital expenditures, see page 37.

(3)	For a definition and discussion of AFFO, see page 46. For a reconciliation of net income available to common stockholders to FFO, see page 13.

(4)
At December 31, 2013, we had no series D convertible preferred shares outstanding, as a result of the conversion of all remaining shares on February 26, 2013, which calculates into 471 common shares on a weighted average basis for the year ended December 31, 2013. For all periods presented, we have excluded the effect of dilutive series E, series F, series G and series H preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G and series H preferred stock, as applicable, which we consider highly improbable. In addition, we had a balance of $0, $0 and $266,400 of 5.50% exchangeable senior debentures due 2029 that were exchangeable for 0, 0 and 6,712 common shares on a weighted average basis for the three months ended December 31, 2014, September 30, 2014 and December 31, 2013, respectively, and were exchangeable for 1,958 and 6,650 common shares on a weighted average basis for the years ended December 31, 2014 and 2013, respectively. See above for calculations of diluted FFO available to common stockholders and unitholders and weighted average common stock and units outstanding.

(5)	Corrects overstated amount in previously reported non-cash compensation.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in thousands, except share and per share data	Fourth Quarter 2014

	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13
Assets
Investments in real estate:
Real estate	$9,027,599	$9,213,833	$9,246,540	$9,085,558	$8,896,448
Construction in progress	809,406	876,494	895,811	826,609	876,803
Land held for future development	145,607	146,390	117,878	113,543	106,327
Investments in Real Estate	$9,982,612	$10,236,717	$10,260,229	$10,025,710	$9,879,578
Accumulated depreciation & amortization	(1,874,054)	(1,840,379)	(1,778,768)	(1,665,421)	(1,565,996)
Net Investments in Properties	$8,108,558	$8,396,338	$8,481,461	$8,360,289	$8,313,582
Investment in unconsolidated joint ventures	94,729	94,497	92,619	81,411	70,504
Net Investments in Real Estate	$8,203,287	$8,490,835	$8,574,080	$8,441,700	$8,384,086
Cash and cash equivalents	41,321	36,528	80,926	70,242	56,808
Accounts and other receivables (1)	135,931	140,463	115,888	117,492	122,248
Deferred rent	447,643	442,358	436,443	415,515	393,504
Acquired above-market leases, net	38,605	42,477	47,181	49,521	52,264
Acquired in-place lease value and deferred leasing costs, net	456,962	461,243	470,620	479,940	489,456
Deferred financing costs, net	30,821	33,761	36,914	34,295	36,475
Restricted cash	11,555	13,986	39,778	42,842	40,362
Assets associated with real estate held for sale	120,471	—	—	25,070	—
Other assets	40,188	60,356	62,794	64,836	51,627
Total Assets	$9,526,784	$9,722,007	$9,864,624	$9,741,453	$9,626,830

Liabilities and Equity
Global revolving credit facility	$525,951	$485,023	$374,641	$790,500	$724,668
Unsecured term loan	976,600	1,002,186	1,034,830	1,026,891	1,020,984
Unsecured senior notes, net of discount	2,791,758	2,835,478	2,897,068	2,368,848	2,364,232
Exchangeable senior debentures	—	—	—	266,400	266,400
Mortgage loans, net of premiums	378,818	417,042	552,696	554,742	585,608
Accounts payable and other accrued liabilities	605,923	648,314	636,783	614,645	662,687
Accrued dividends and distributions	115,019	—	—	—	102,509
Acquired below-market leases	104,235	110,708	118,432	123,152	130,269
Security deposits and prepaid rent	108,478	119,696	115,893	116,945	122,961
Liabilities associated with assets held for sale	5,764	—	—	3,610	—
Total Liabilities	$5,612,546	$5,618,447	$5,730,343	$5,865,733	$5,980,318

Equity
Preferred Stock: $0.01 par value per share, 70,000,000 shares authorized:
Series E Cumulative Redeemable Preferred Stock (2)	$277,172	$277,172	$277,172	$277,172	$277,172
Series F Cumulative Redeemable Preferred Stock (3)	176,191	176,191	176,191	176,191	176,191
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,300	353,378	289,857	—
Common Stock: $0.01 par value per share, 215,000,000 shares authorized (6)	1,349	1,348	1,347	1,279	1,279
Additional paid-in capital	3,970,438	3,964,876	3,955,830	3,689,098	3,688,937
Dividends in excess of earnings	(1,096,603)	(931,777)	(928,626)	(857,779)	(785,222)
Accumulated other comprehensive (loss) income, net	(45,046)	(20,470)	14,962	13,947	10,691
Total Stockholders' Equity	$3,878,259	$4,062,108	$4,091,722	$3,831,233	$3,610,516

Noncontrolling Interests
Noncontrolling interest in operating partnership	$29,188	$34,632	$35,632	$37,406	$29,027
Noncontrolling interest in consolidated joint ventures	6,791	6,820	6,927	7,081	6,969
Total Noncontrolling Interests	$35,979	$41,452	$42,559	$44,487	$35,996

Total Equity	$3,914,238	$4,103,560	$4,134,281	$3,875,720	$3,646,512

Total Liabilities and Equity	$9,526,784	$9,722,007	$9,864,624	$9,741,453	$9,626,830

(1)	Net of allowance for doubtful accounts of $6,302 and $5,576 as of December 31, 2014 and December 31, 2013, respectively.

(2)
Series E Cumulative Redeemable Preferred Stock, 7.000%, $287,500 and $287,500 liquidation preference, respectively ($25.00 per share), 11,500,000 and 11,500,000 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $182,500 and $182,500 liquidation preference, respectively ($25.00 per share), 7,300,000 and 7,300,000 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $0 liquidation preference, respectively ($25.00 per share), 14,600,000 and 0 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively.

(6)	Common Stock: 135,626,255 and 128,455,350 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
In thousands	Fourth Quarter 2014

Consolidated Properties Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$187,790
Turn-Key Flex® (4)	469,476
Powered Base Building® (4)	187,790
Colo & Non-tech (4)	93,895
less: Partners' share of consolidated JVs	(491)
Dispositions & expirations	(8,000)
4Q14 carry-over & FY15 backlog Cash NOI (stabilized) (5)	67,700
Total Consolidated Cash NOI, Annualized	$998,160

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI
Turn-Key Flex®	$15,881
Powered Base Building®	8,363
Total Unconsolidated Cash NOI, Annualized	$24,244

Other Income
Development and Management Fees (net), Annualized	$7,352

Other Assets
Pre-stabilized inventory, at cost	$327,892
Land held for development	145,607
Development CIP (6)	809,406
less: Investment associated with Backlog NOI	(303,150)
Cash and cash equivalents	41,321
Restricted cash	11,555
Accounts and other receivables, net	135,931
Other assets	40,188
less: Partners' share of consolidated JV assets	(78)
Total Other Assets	$1,208,672

Liabilities
Global revolving credit facility	$525,951
Unsecured term loan	976,600
Unsecured senior notes	2,791,758
add: Unamortized discounts	15,632
Mortgage loans, excluding premiums	378,236
Accounts payable and other accrued liabilities (7)	605,923
Accrued dividends and distributions	115,019
Security deposits and prepaid rents	108,478
Backlog NOI cost to complete (8)	171,000
Preferred stock, at liquidation value	1,085,000
Digital Realty's share of unconsolidated JV debt	137,767
Total Liabilities	$6,911,364

Diluted Shares and Units Outstanding	138,757

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture properties.

(2)	For a definition and discussion of NOI and Cash NOI and a reconciliation of operating income to NOI and Cash NOI, see page 46-47.

(3)
Annualized Cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)
Reflects annualized 4Q14 Cash NOI of $940 million. NOI is allocated 20% to Powered Base Building®, 50% to Turn-Key Flex®, 20% to Internet Gateway, and 10% to Colo/Non-tech. Actual Cash NOI allocable to each product or property type may be different.

(5)	Estimated Cash NOI related to signed leasing expected to commence in FY14 through FY15. Includes Digital Realty's share of signed leasing at unconsolidated JV properties.

(6)	See page 36 for further details on the breakdown of the CIP balance.

(7)	Includes net deferred tax liability of approximately $137.0 million.

(8)	Includes Digital Realty's share of cost to complete at unconsolidated joint venture properties.

Consolidated Debt Analysis	Financial Supplement
Unaudited, in thousands	Fourth Quarter 2014

	As of December 31, 2014
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Revolving Credit Facility (1)
Global revolving credit facility	November 3, 2018	$525,951
Total Global Revolving Credit Facility		$525,951	11%	1.87%
Unsecured Term Loan (1)
Unhedged variable rate portion of term loan	April 16, 2018	$422,730
Hedged variable rate portion of term loan	April 16, 2018	553,870
Total Unsecured Term Loan		$976,600	21%	1.66%	2.00%
Prudential Unsecured Senior Notes
Series C	January 6, 2016	$25,000		9.68%
Series D (2)	January 20, 2015	50,000		4.57%
Series E	January 20, 2017	50,000		5.73%
Series F (3)	February 3, 2015	17,000		4.50%
Total Prudential Unsecured Senior Notes		$142,000	3%
Senior Notes
4.50% notes due 2015	July 15, 2015	$375,000		4.50%
5.875% notes due 2020	February 1, 2020	500,000		5.88%
5.25% notes due 2021	March 15, 2021	400,000		5.25%
3.625% notes due 2022	October 1, 2022	300,000		3.63%
4.75% notes due 2023	October 13, 2023	467,310		4.75%
4.25% notes due 2025	January 17, 2025	623,080		4.25%
Unamortized discounts		(15,632)
Total Senior Notes		$2,649,758	57%
Total Unsecured Senior Notes		$2,791,758	60%
Mortgage Loans
200 Paul Avenue	October 8, 2015	$68,665		5.74%
8025 North Interstate 35	March 6, 2016	6,057		4.09%
600 West Seventh Street	March 15, 2016	47,825		5.80%
34551 Ardenwood Boulevard	November 11, 2016	51,339		5.95%
2334 Lundy Place	November 11, 2016	37,340		5.96%
1100 Space Park Drive	December 11, 2016	51,295		5.89%
2045 & 2055 Lafayette Street	February 6, 2017	62,563		5.93%
150 South First Street	February 6, 2017	49,316		6.30%
731 East Trade Street	July 1, 2020	3,836		8.22%
Unamortized net premiums		582
Total Mortgage Loans		$378,818	8%
Debt Summary
Total unhedged variable rate debt		$948,681	20%
Total fixed rate / hedged variable rate debt		3,724,446	80%
Total Consolidated Debt		$4,673,127	100%		3.99% (4)

Global Revolving Credit Facility Detail as of December 31, 2014
	Maximum Available	Existing Capacity (5)	Currently Drawn

Global Revolving Credit Facility	$1,930,310	$1,395,059	$525,951

(1)	Maturity dates assume that all extensions will be exercised.

(2)	This note was paid in full at maturity in January 2015.

(3)	This note was paid in full at maturity in February 2015.

(4)	Debt instruments shown at coupon rates. Weighted average cost of debt is 4.3% including amortization of loan fees.

(5)	Net of letters of credit issued of $9.3 million.

Debt Maturities	Financial Supplement
Unaudited, in thousands	Fourth Quarter 2014

	As of December 31, 2014
	Interest Rate	2015	2016	2017	2018	2019	Thereafter	Total
Global Revolving Credit Facility (1)
Global revolving credit facility		—	—	—	$525,951	—	—	$525,951
Total Global Revolving Credit Facility	1.87%	—	—	—	$525,951	—	—	$525,951
Unsecured Term Loan (1)
Unhedged variable rate portion of term loan		—	—	—	$422,730	—	—	$422,730
Hedged variable rate portion of term loan		—	—	—	553,870	—	—	553,870
Total Unsecured Term Loan	2.00% (2)	—	—	—	$976,600	—	—	$976,600
Prudential Unsecured Senior Notes
Series C	9.68%	—	$25,000	—	—	—	—	$25,000
Series D (3)	4.57%	50,000	—	—	—	—	—	50,000
Series E	5.73%	—	—	50,000	—	—	—	50,000
Series F (4)	4.50%	17,000	—	—	—	—	—	17,000
Total Prudential Unsecured Senior Notes	5.87%	67,000	$25,000	$50,000	—	—	—	$142,000
Senior Notes
4.50% notes due 2015	4.50%	$375,000	—	—	—	—	—	$375,000
5.875% notes due 2020	5.88%	—	—	—	—	—	500,000	500,000
5.25% notes due 2021	5.25%	—	—	—	—	—	400,000	400,000
3.625% notes due 2022	3.63%	—	—	—	—	—	300,000	300,000
4.75% notes due 2023	4.75%	—	—	—	—	—	467,310	467,310
4.25% notes due 2025	4.25%	—	—	—	—	—	623,080	623,080
Total Senior Notes	4.76%	$375,000	—	—	—	—	$2,290,390	$2,665,390
Mortgage Loans
200 Paul Avenue	5.74%	$68,665	—	—	—	—	—	$68,665
2045 & 2055 Lafayette Street	5.93%	1,125	1,195	60,243	—	—	—	62,563
34551 Ardenwood Boulevard	5.95%	862	50,477	—	—	—	—	51,339
1100 Space Park Drive	5.89%	872	50,423	—	—	—	—	51,295
150 South First Street	6.30%	832	878	47,606	—	—	—	49,316
600 West Seventh Street	5.80%	1,825	46,000	—	—	—	—	47,825
2334 Lundy Place	5.96%	627	36,713	—	—	—	—	37,340
8025 North Interstate 35	4.09%	268	5,789	—	—	—	—	6,057
731 East Trade Street	8.22%	417	503	546	593	644	1,133	3,836
Total Mortgage Loans	5.92%	$75,493	$191,978	$108,395	$593	$644	$1,133	$378,236
Total unhedged variable rate debt		—	—	—	$948,681	—	—	$948,681
Total fixed rate / hedged variable rate debt		517,493	216,978	158,395	554,463	644	2,291,523	3,739,496
Total Debt	3.99%	$517,493	$216,978	$158,395	$1,503,144	$644	$2,291,523	$4,688,177
Weighted Average Interest Rate		4.67%	6.28%	5.98%	1.95%	—	4.81%	3.99%
Summary
Weighted Average Term to Initial Maturity								4.8 Years
Weighted Average Maturity (assuming exercise of extension options)								5.1 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

(3)	This note was paid in full at maturity in January 2015.

(4)	This note was paid in full at maturity in February 2015.

Note:
Total excludes ($15,050), net premiums/(discounts) which consists of $582 of loan premiums and ($135), ($4,970), ($612), ($3,181), ($2,656), and ($4,078) of debt discount on 4.50% unsecured senior notes due 2015, 5.875% unsecured senior notes due 2020, 5.25% unsecured senior notes due 2021, 3.625% unsecured senior notes due 2022, 4.75% unsecured senior notes due 2023, and 4.25% unsecured senior notes due 2025, respectively.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Fourth Quarter 2014

	As of December 31, 2014
	4.500% Notes due 2015 5.875% Notes due 2020 5.250% Notes due 2021		3.625% Notes due 2022 4.750% Notes due 2023 4.250% Notes due 2025	Global Revolving Credit Facility
	Required	Actual	Actual	Required	Actual
Debt Covenant Ratios (1)
Total outstanding debt / total assets (2)	Less than 60%	41%	38%	Less than 60% (3)	34%
Secured debt / total assets (4)	Less than 40%	3%	3%	Less than 40%	3%
Total unencumbered assets / unsecured debt	Greater than 150%	259%	279%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.5x	4.5x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	3.2x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	37%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.1x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to: the Indenture dated January 28, 2010, which governs the 5.875% Notes due 2020; the Indenture dated July 8, 2010, which governs the 4.50% Notes due 2015; the Indenture and Supplemental Indenture No. 1 dated March 8, 2011, which governs the 5.25% Notes due 2021; the Indenture and Supplemental Indenture No. 1 dated September 24, 2012, which governs the 3.625% Notes due 2022; the Indenture dated January 18, 2013, which governs the 4.250% Notes due 2025; the Global Senior Credit Agreement dated as of August 15, 2013, as amended; and the Indenture dated April 1, 2014, which governs the 4.750% Notes due 2023, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Revolving Credit Facility. Under the 4.50% Notes due 2015, 5.875% Notes due 2020, and 5.25% Notes due 2021, Total Assets is calculated using Consolidated EBITDA capped at 9.0%. Under the 3.625% Notes due 2022, 4.750% Notes due 2023, and 4.250% Notes due 2025, Total Assets is calculated using Consolidated EBITDA capped at 8.25%. Under the Global Revolving Credit Facility, Total Asset Value is calculated using Adjusted Net Operating Income capped at 8.00% for Data Center Assets and 7.50% for Other Assets.

(3)
The Company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the Facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Revolving Credit Facility.

(5)	Calculated as current quarter annualized Consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Revolving Credit Facility.

Same- Store Operation Trend Summary	Financial Supplement
Unaudited and in thousands	Fourth Quarter 2014

Same-Store Portfolio(1)

	Three Months Ended					Twelve Months Ended
	31-Dec-14	31-Dec-13	% Change	30-Sep-14	% Change	31-Dec-14	31-Dec-13	% Change
Rental	$315,175	$288,210	9.4%	$308,924	2.0%	$1,225,530	$1,104,086	11.0%
Tenant reimbursements - Utilities	58,977	54,364	8.5%	64,820	(9.0%)	243,516	216,694	12.4%
Tenant reimbursements - Other	28,423	26,791	6.1%	26,236	8.3%	101,615	97,134	4.6%
Total Revenue	$402,575	$369,365	9.0%	$399,980	0.6%	$1,570,661	$1,417.914	10.8%

Utilities	$62,213	$57,848	7.5%	$68,513	(9.2%)	$256,642	$230,550	11.3%
Rental property operating	32,954	28,294	16.5%	31,446	4.8%	127,936	110,997	15.3%
Repairs & maintenance	31,282	26,721	17.1%	28,888	8.3%	112,226	96,439	16.4%
Non-cash straight-line rent expense adjustment	—	—	—	—	—	—	9,988	(100.0%)
Property taxes	22,699	23,330	(2.7%)	25,410	(10.7%)	89,583	85,901	4.3%
Insurance	2,160	2,116	2.1%	2,128	1.5%	8,551	8,161	4.8%
Total Expenses	$151,308	$138,309	9.4%	$156,385	(3.2%)	$594,938	$542,036	9.8%

Net Operating Income (2)	$251,267	$231,056	8.7%	$243,595	3.1%	$975,723	$875,878	11.4%
Less:
Same-store straight-line rent	$18,112	$19,005	(4.7%)	$16,905	7.1%	$73,409	$77,113	(4.8%)
Non-cash straight-line rent expense adjustment	—	—	—	—	—	—	(9,988)	(100.0%)
Above and below market rent	2,158	2,730	(21.0%)	2,254	(4.3%)	9,462	11,332	(16.5%)
Cash Net Operating Income (3)	$230,997	$209,321	10.4%	$224,436	2.9%	$892,852	$797,421	12.0%

Same-Store occupancy at period end (4)	92.5%	91.9%	0.6%	92.2%	0.3%	92.5%	91.9%	0.6%

Stabilized ("Same-Capital") Portfolio (5)

	Three Months Ended					Twelve Months Ended
	31-Dec-14	31-Dec-13	% Change	30-Sep-14	% Change	31-Dec-14	31-Dec-13	% Change
Rental	$194,404	$193,835	0.3%	$194,329	—	$775,852	$759,592	2.1%
Tenant reimbursements - Utilities	36,275	36,715	(1.2%)	39,406	(7.9%)	153,488	149,910	2.4%
Tenant reimbursements - Other	19,385	18,803	3.1%	18,206	6.5%	71,601	74,273	(3.6%)
Total Revenue	$250,064	$249,353	0.3%	$251,941	(0.7%)	$1,000,941	$983,775	1.7%

Utilities	$37,839	$38,520	(1.8%)	$41,271	(8.3%)	$160,199	$157,308	1.8%
Rental property operating	20,858	18,895	10.4%	19,184	8.7%	80,533	76,263	5.6%
Repairs & maintenance	17,123	16,536	3.5%	15,956	7.3%	62,864	60,962	3.1%
Non-cash straight-line rent expense adjustment	—	—	—	—	—	—	9,988	(100.0%)
Property taxes	13,368	15,512	(13.8%)	15,544	(14.0%)	56,481	60,409	(6.5%)
Insurance	1,562	1,616	(3.3%)	1,557	0.3%	6,240	6,264	(0.4%)
Total Expenses	$90,750	$91,079	(0.4%)	$93,512	(3.0%)	$366,317	$371,194	(1.3%)

Net Operating Income (2)	$159,314	$158,274	0.7%	$158,429	0.6%	$634,624	$612,581	3.6%
Less:
Stabilized straight-line rent	$5,806	$8,876	(34.6%)	$5,231	11.0%	$23,672	$33,739	(29.8%)
Non-cash straight-line rent expense adjustment	—	—	—	—	—	—	(9,988)	(100.0%)
Above and below market rent	3,130	3,652	(14.3%)	3,189	(1.9%)	13,241	14,745	(10.2%)
Cash Net Operating Income (3)	$150,378	$145,746	3.2%	$150,009	0.2%	$597,711	$574,085	4.1%

Stabilized Portfolio occupancy at period end (4)	93.5%	94.0%	(0.5%)	93.7%	(0.2%)	93.5%	94.0%	(0.5%)

(1)	Same-store properties were acquired on or before December 31, 2012. Excludes properties sold or contributed to joint ventures for all periods presented.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 46.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to Cash NOI, see page 46.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(5)
Represents properties owned as of December 31, 2012 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2013-2014 and properties sold or contributed to joint ventures for all periods presented.

Note:	Unconsolidated joint ventures excluded from same-store / stabilized portfolio in all periods.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended December 31, 2014	Fourth Quarter 2014

	Turn-Key Flex®		Powered Base Building® (7) (8)		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (6)	4Q14	LTM	4Q14	LTM	4Q14	LTM	4Q14	LTM	4Q14	LTM	4Q14	LTM

Number of leases (2)	17	68	1	5	46	188	7	8	10	50	81	319
Rentable Square Feet Leased (3)	132,861	612,232	—	182,632	21,328	94,226	104,514	119,709	275,746	401,869	534,449	1,410,668
Initial stabilized cash rent per square foot	$158	$156		$60	$231	$205	$135	$147	$15	$18	$83	$107
GAAP rent per square foot (4)	$167	$163		$72	$229	$210	$134	$147	$17	$20	$86	$112
Leasing cost per square foot	$53	$49		$1	$64	$56	$35	$38	$33	$30	$40	$37
Weighted Average Lease Term (years)	7.6	6.4	5.8	14.4	3.8	4.2	5.5	5.5	9.8	9.1	8.2	8.0

Net Effective Leasing Economics (9)
Base Rent	$172	$167	$0	$72	$236	$217	$141	$154	$18	$21	$89	$115
Rental Concessions	$6	$4	$0	$0	$7	$8	$8	$7	$1	$1	$3	$3
Estimated Opex	$36	$37	$0	$2	$38	$42	$31	$31	$3	$4	$18	$23
Net Rent	$130	$126	$0	$70	$191	$168	$103	$116	$14	$16	$68	$89

Tenant Improvements	$1	$1	$0	$0	$2	$1	$0	$0	$2	$2	$1	$1
Leasing Commissions	$6	$7	$0	$0	$15	$14	$7	$7	$2	$2	$4	$5
Net Effective Rent	$124	$118	$0	$70	$173	$153	$96	$109	$10	$12	$62	$83

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	4Q14	LTM	4Q14	LTM	4Q14	LTM	4Q14	LTM	4Q14	LTM	4Q14	LTM
Number of leases (2)	3	23	6	21	19	77	N/A	N/A	18	43	46	164
Rentable Square Feet Renewed (3)	37,235	300,273	198,974	609,487	13,989	98,983	N/A	N/A	160,508	253,358	410,706	1,262,101
Expiring cash rent per square foot	$110	$153	$54	$46	$200	$213	N/A	N/A	$21	$23	$51	$80
Renewed cash rent per square foot	$108	$141	$57	$49	$227	$214	N/A	N/A	$22	$26	$54	$79
Cash Rental Rate Change	(1.7)%	(7.7)%	6.8%	6.9%	13.0%	0.4%	N/A	N/A	6.1%	10.2%	5.9%	(0.9)%

Expiring GAAP rent per square foot (4)	$105	$140	$49	$42	$191	$205	N/A	N/A	$19	$22	$47	$74
Renewed GAAP rent per square foot (4)	$118	$149	$61	$54	$230	$216	N/A	N/A	$22	$26	$57	$84
GAAP Rental Rate Change	12.6%	6.3%	26.4%	26.5%	20.4%	5.6%	N/A	N/A	15.4%	18.8%	21.0%	12.4%

Leasing cost per square foot	$9	$6	$7	$6	$0	$2	N/A	N/A	$15	$12	$10	$7
Weighted Average Lease Term (years)	3.9	4.8	7.4	8.2	2.0	2.2	N/A	N/A	6.4	6.1	6.5	6.5

Retention Ratio (5)	92%	87%	99%	77%	85%	85%	N/A	N/A	97%	79%	97%	80%

(1)	Excludes short-term, roof and garage leases.

(2)	The number of leases represents the leased-unit count; a lease may include multiple units.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(4)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(5)	Based on square feet.

(6)	Includes leases for new and re-leased space.

(7)	Current quarter activity for Powered Base Building® is a power expansion without square feet.

(8)	Current quarter retention excludes one PBB termination immediately released prior to expiration.

(9)	All dollar amounts are per square foot average over lease term.

Note:	LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended December 31, 2014	Fourth Quarter 2014

			Powered Base
	Turn-Key Flex®		Building® (6)		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (5)	4Q14	LTM	4Q14	LTM	4Q14	LTM	4Q14	LTM	4Q14	LTM	4Q14	LTM

Number of leases (2)	18	69	1	5	43	194		3	5	55	67	326
Rentable Square Feet Leased (3)	190,104	707,231	160,000	193,632	21,425	109,189		40,082	19,012	272,572	390,541	1,322,706
Initial stabilized cash rent per square foot	$163	$143	$62	$58	$194	$195		$137	$35	$22	$117	$110
GAAP rent per square foot (4)	$168	$149	$75	$69	$192	$203		$149	$38	$25	$125	$116
Leasing cost per square foot	$28	$40	$0	$1	$49	$57		$53	$35	$32	$18	$35
Weighted Average Lease Term (years)	5.3	6.8	15.0	13.9	4.3	4.3		8.4	8.4	9.5	9.3	8.2

Net Effective Leasing Economics (7)
Base Rent	$172	$154	$75	$69	$199	$211		$149	$38	$26	$127	$120
Rental Concessions	$4	$5	$0	$0	$7	$8		$0	$0	$1	$2	$4
Estimated Opex	$33	$31	$0	$2	$37	$43		$45	$15	$11	$19	$24
Net Rent	$135	$118	$75	$67	$155	$160		$104	$22	$14	$106	$92

Tenant Improvements	$0	$1	$0	$0	$0	$1		$0	$3	$2	$0	$1
Leasing Commissions	$6	$5	$0	$0	$14	$14		$7	$1	$1	$4	$4
Net Effective Rent	$129	$112	$75	$67	$141	$145		$97	$19	$11	$102	$87

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	4Q14	LTM	4Q14	LTM	4Q14	LTM	4Q14	LTM	4Q14	LTM	4Q14	LTM
Number of leases (2)	8	22	5	21	18	82	N/A	N/A	19	43	50	168
Rentable Square Feet Renewed (3)	128,007	296,548	155,919	569,932	23,328	107,665	N/A	N/A	166,421	277,179	473,675	1,251,324
Expiring cash rent per square foot	$142	$153	$51	$45	$218	$209	N/A	N/A	$21	$23	$73	$80
Renewed cash rent per square foot	$137	$141	$55	$48	$212	$210	N/A	N/A	$23	$25	$74	$79
Cash Rental Rate Change	(3.3%)	(7.8%)	7.6%	7.2%	(2.7%)	0.6%	N/A	N/A	5.9%	10.0%	0.3%	(0.9%)

Expiring GAAP rent per square foot (4)	$130	$140	$45	$41	$204	$201	N/A	N/A	$20	$22	$67	$74
Renewed GAAP rent per square foot (4)	$146	$148	$60	$52	$217	$215	N/A	N/A	$23	$26	$78	$83
GAAP Rental Rate Change	12.1%	6.0%	34.0%	29.4%	6.5%	6.5%	N/A	N/A	15.3%	19.8%	16.4%	12.9%

Leasing cost per square feet	$12	$6	$9	$6	$0	$7	N/A	N/A	$15	$11	$11	$7
Weighted Average Lease Term (years)	6.0	4.8	8.6	8.6	2.6	2.7	N/A	N/A	6.3	5.7	6.8	6.6

(1)	Excludes short-term, roof and garage leases.

(2)	The number of leases represents the leased-unit count; a lease may include multiple units.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(4)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(5)	Includes leases for new and re-leased space.

(6)	Current quarter includes one major PBB commencement representing released space.

(7)	All dollar amounts are per square foot average over lease term.

Note:	LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in thousands, except per square foot	Fourth Quarter 2014

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	1,487,305	7.2%		—
Month to Month (3)	54,705	0.3%	$4,234	0.3%	$77	$77	$4,234
2015	1,640,953	8.0%	93,977	7.6%	57	58	94,841
2016	1,390,069	6.7%	91,337	7.4%	66	68	94,196
2017	1,565,862	7.6%	88,385	7.2%	56	59	92,412
2018	1,643,729	8.0%	125,254	10.2%	76	82	135,530
2019	2,473,987	12.0%	193,966	15.8%	78	89	220,030
2020	1,392,440	6.8%	106,039	8.6%	76	88	122,658
2021	1,381,109	6.7%	88,016	7.1%	64	76	104,569
2022	1,491,708	7.2%	73,836	6.0%	49	59	87,988
2023	863,412	4.2%	59,309	4.8%	69	85	73,798
2024	1,206,190	5.9%	96,275	7.8%	80	100	120,328
Thereafter	4,009,016	19.5%	210,873	17.1%	53	75	299,438
Total / Wtd. Avg.	20,600,484	100.0%	$1,231,500	100.0%	$64	$76	$1,450,023

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	1,487,305	7.2%	—	—
2,500 or less	771,608	3.7%	77,401	6.3%
2,501 - 10,000	2,365,537	11.5%	237,105	19.3%
10,001 - 20,000	3,769,694	18.3%	374,979	30.4%
20,001 - 40,000	3,343,206	16.2%	238,206	19.3%
40,001 - 100,000	4,587,367	22.3%	190,431	15.5%
Greater than 100,000	4,275,767	20.8%	113,379	9.2%
Total / Wtd. Avg.	20,600,484	100.0%	$1,231,500	100.0%

(1)
For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2014 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in thousands, except per square foot	Fourth Quarter 2014

Turn-Key Flex®
Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration

Available	395,522		—
Month to Month (3)	11,194	$2,546	0.2%	$227	$227	$2,546
2015	310,039	39,004	3.2%	126	128	39,804
2016	355,875	54,489	4.4%	153	158	56,246
2017	401,686	61,573	5.0%	153	161	64,717
2018	618,283	85,843	7.0%	139	151	93,161
2019	801,905	129,235	10.5%	161	186	149,072
2020	573,513	79,557	6.5%	139	161	92,533
2021	421,533	68,040	5.5%	161	193	81,300
2022	299,107	43,167	3.5%	144	172	51,549
2023	346,011	47,838	3.9%	138	178	61,546
2024	406,342	65,254	5.3%	161	199	80,775
Thereafter	924,207	96,196	7.8%	104	150	138,782
Total / Wtd. Avg.	5,865,217	$772,741	62.7%	$141	$167	$912,030

Powered Base Building®
Available	198,756	—	—
Month to Month (3)	34,524	$1,099	—	$32	$32	$1,099
2015	995,817	31,913	2.6%	32	32	31,775
2016	729,969	18,322	1.5%	25	26	18,886
2017	515,543	5,426	0.4%	11	11	5,600
2018	723,241	25,018	2.0%	35	37	26,548
2019	1,178,070	46,048	3.7%	39	43	50,169
2020	480,350	15,820	1.3%	33	39	18,648
2021	511,435	13,507	1.1%	26	30	15,526
2022	879,358	24,938	2.0%	28	34	29,772
2023	420,923	9,172	0.7%	22	25	10,521
2024	521,890	22,339	1.8%	43	55	28,962
Thereafter	2,386,461	104,967	8.5%	44	62	147,962
Total / Wtd. Avg.	9,576,337	$318,569	25.9%	$34	$41	385,469

Colocation
Available	180,303	—	—
Month to Month (3)	1,000	$306	—	$306	$306	$306
2015	82,526	17,673	1.4%	214	216	17,829
2016	56,771	12,689	1.0%	224	230	13,083
2017	41,342	7,461	0.6%	180	193	7,976
2018	33,965	7,210	0.6%	212	235	7,967
2019	67,994	10,994	0.9%	162	182	12,399
2020	15,456	2,167	0.2%	140	185	2,867
2021	5,830	574	—	98	117	680
2022	—	—	—	—	—	—
2023	—	—	—	—	—	—
2024	18,402	3,375	0.3%	183	244	4,497
Thereafter	9,635	370	—	38	81	776
Total / Wtd. Avg.	513,224	$62,819	5.1%	$189	$205	$68,380

Non-Technical
Available	712,724	—	—
Month to Month (3)	7,987	$291	—	$36	$36	$291
2015	252,571	5,379	0.4%	21	21	5,424
2016	247,454	5,837	0.5%	24	24	5,982
2017	607,291	13,925	1.1%	23	23	14,119
2018	268,240	7,184	0.6%	27	29	7,854
2019	426,018	7,689	0.6%	18	20	8,391
2020	323,120	8,495	0.7%	26	27	8,611
2021	442,311	5,894	0.5%	13	16	7,063
2022	313,243	5,731	0.5%	18	21	6,668
2023	96,478	2,299	0.2%	24	18	1,731
2024	259,556	5,308	0.4%	20	23	6,093
Thereafter	688,713	9,340	0.8%	14	17	11,918
Total / Wtd. Avg.	4,645,706	$77,371	6.3%	$20	$21	$84,144

(1)
For some properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2014 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Tenants by Annualized Rent	Financial Supplement
Dollars in thousands	Fourth Quarter 2014

Tenant		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Months
1	CenturyLink, Inc. (3)	43	2,362,936	11.5%	$89,254	7.2%	71
2	IBM (4)	16	628,700	3.1%	82,846	6.7%	83
3	TelX Group, Inc.	12	341,202	1.7%	51,339	4.2%	159
4	Equinix Operating Company, Inc.	11	1,007,550	4.9%	48,605	3.9%	153
5	Facebook, Inc.	4	182,293	0.9%	30,445	2.5%	49
6	AT & T	22	612,256	3.0%	26,121	2.1%	53
7	Morgan Stanley	5	173,061	0.8%	25,469	2.1%	74
8	Deutsche Bank AG	3	113,461	0.6%	22,383	1.8%	43
9	JPMorgan Chase & Co.	7	220,003	1.1%	22,115	1.8%	73
10	SunGard Availability Services LP	9	384,894	1.9%	21,569	1.8%	81
11	Verizon Communications, Inc.	36	320,703	1.6%	20,336	1.7%	69
12	NTT Communications Company	7	225,905	1.1%	20,228	1.6%	82
13	TATA Communications (UK)	9	166,761	0.8%	18,342	1.5%	85
14	LinkedIn Corporation	2	193,190	0.9%	17,483	1.4%	116
15	Amazon	9	301,234	1.5%	13,648	1.1%	60
16	Navisite Europe Limited	4	88,663	0.4%	13,194	1.1%	90
17	Nomura International PLC	2	63,137	0.3%	12,702	1.0%	61
18	Pfizer, Inc.	1	97,069	0.5%	11,886	1.0%	36
19	Level 3 Communications, LLC	45	311,417	1.5%	11,591	0.9%	83
20	Yahoo! Inc.	2	110,847	0.5%	11,318	0.9%	26

	Total / Weighted Average		7,905,282	38.6%	$570,874	46.2%	85

(1)
Occupied square footage is calculated based on leases that commenced on or before December 31, 2014. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2014 multiplied by 12.

(3)
Represents leases with Savvis Communications Corporation and Qwest Communications International, Inc. (or affiliates thereof), which are our direct tenants. CenturyLink, Inc. acquired Qwest in Q2 2011 and Savvis in Q3 2011, and Qwest and Savvis are now wholly-owned subsidiaries of CenturyLink.

(4)	Represents leases with IBM and leases with SoftLayer. IBM acquired SoftLayer in July 2013.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage.

Portfolio Summary	Financial Supplement
As of December 31, 2014	Fourth Quarter 2014

	Dec 2014	Sep 2014	Jun 2014	Mar 2014	Dec 2013
Number of Properties (1)
Domestic (2)	90	90	91	91	92
International	27	27	27	28	28
Unconsolidated joint ventures (1)	14	14	13	13	12
Total	131	131	131	132	132

Number of Buildings
Domestic	141	140	141	141	141
International	31	31	31	32	32
Unconsolidated joint ventures	16	16	15	15	14
Total	188	187	187	188	187

Number of Markets
Domestic	20	20	20	20	20
International	11	11	11	11	11
Unconsolidated joint ventures	2	2	2	2	2
Total	33	33	33	33	33

Net Rentable Square Feet (3)
Domestic	17,384,109	17,285,433	17,301,247	17,177,396	17,056,742
International	2,902,497	2,844,972	2,793,793	2,868,163	2,830,968
Unconsolidated joint ventures	1,859,779	1,833,922	1,676,445	1,665,868	1,511,842
Total	22,146,385	21,964,327	21,771,485	21,711,427	21,399,552

Active Development Square Feet (4)
Domestic	1,073,404	1,017,790	1,115,679	1,067,030	1,442,177
International	231,449	235,902	280,211	268,328	317,504
Total	1,304,853	1,253,692	1,395,890	1,335,358	1,759,681

Space Held for Development (5)
Domestic	920,462	936,302	978,328	1,094,152	1,015,574
International	254,495	311,384	305,210	328,092	316,111
Total	1,174,957	1,247,686	1,283,538	1,422,244	1,331,685

Portfolio occupancy (6)	93.2%	93.0%	92.8%	92.1%	92.6%
Digital Realty's share occupancy (7)	92.8%	92.6%	92.4%	91.6%	92.2%
Same-store portfolio occupancy (8)	92.5%	92.2%	92.0%	91.3%	91.9%
Stabilized "same-capital" pool occupancy (9)	93.5%	93.7%	93.2%	93.4%	94.0%

(1)
Includes 12 properties held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA, 2950 Zanker Road, San Jose, CA, 4700 Old Ironsides Drive, Santa Clara, CA, 444 Toyama Drive, Sunnyvale, CA, 43915 Devin Shafron Drive (Bldg A), Ashburn, VA, 43790 Devin Shafron Drive (Bldg E), Ashburn, VA, 21551 Beaumeade Circle, Ashburn, VA, 7505 Mason King Court, Manassas, VA, 14901 FAA Boulevard, Fort Worth, TX, 900 Dorothy Drive, Richardson, TX, 33 Chun Choi Street, Hong Kong and 636 Pierce Street, Somerset, NJ; and two properties held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA and 2020 Fifth Avenue, Seattle, WA.

(2)
43915 Devin Shafron Drive (Bldg A) included in the property count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our property count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of properties that were acquired on or before December 31, 2012. Excludes properties sold or contributed to joint ventures for all periods presented. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(9)
Represents consolidated portfolio of properties owned as of December 31, 2012 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2013-2014 and properties sold or contributed to joint venture. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in thousands	Fourth Quarter 2014

Property	Annualized Rent (1)	% of Annualized Rent	% of Property Type Total

Corporate Data Center
Turn-Key Flex®	$646,636	52.5%	68.9%
Powered Base Building®	208,232	16.9%	22.2%
Colocation	30,659	2.5%	3.3%
Non-technical	53,531	4.3%	5.7%
Data Center Total	$939,057	76.3%	100.0%

Internet Gateway Data Center
Turn-Key Flex®	$126,105	10.2%	45.0%
Powered Base Building®	110,337	9.0%	39.3%
Colocation	32,160	2.6%	11.5%
Non-technical	11,922	1.0%	4.2%
Internet Gateway Data Center Total	$280,525	22.8%	100.0%

Non-Data Center
Non-technical	$11,918	1.0%	100.0%
Non-Data Center Total	$11,918	1.0%	100.0%

Total	$1,231,500	100.0%

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2014, multiplied by 12.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Market (1)	Fourth Quarter 2014

Market	IT Load MW Capacity (2)	Net Rentable Square Feet (3)	Occupancy % (4)	Leased Square Feet

Northern Virginia	55.9	801,033	97.2%	778,401
Phoenix	44.4	676,933	81.3%	550,247
Dallas	45.9	716,832	97.1%	696,372
Silicon Valley	32.7	372,961	98.8%	368,616
New York	27.2	533,973	94.8%	506,286
Chicago	26.6	412,824	96.0%	396,383
San Francisco	23.8	398,362	83.3%	331,651
Boston	21.1	393,750	94.8%	373,430
Los Angeles	13.3	238,220	92.2%	219,542
Houston	13.2	155,760	81.8%	127,450
Other Markets	21.3	307,428	66.8%	205,486
Total North America	325.5	5,008,076	90.9%	4,553,864

London, United Kingdom	61.6	768,699	96.9%	744,813
Other Markets	12.2	203,034	83.8%	170,053
Total Europe	73.8	971,733	94.1%	914,866

Singapore	18.1	225,646	89.7%	202,499
Other Markets	11.5	172,987	76.0%	131,387
Total Asia/Pacific	29.6	398,633	83.8%	333,886

Total	428.9	6,378,441	91.0%	5,802,616

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Occupancy Analysis	Financial Supplement
Dollars in thousands	Fourth Quarter 2014

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-14	30-Sept-14	TKF & Colo IT Load (6)

North America

Dallas
2323 Bryan Street	Internet Gateway	453,539	—	23,568	$16,779	76.2%	76.4%	2.7
2440 Marsh Lane	Data Center	135,250	—	—	14,277	96.3%	96.1%	6.8
1232 Alma Road	Data Center	105,726	—	—	14,042	99.5%	98.6%	6.8
2501 S. State Hwy. 121	Data Center	829,372	—	—	13,475	98.5%	98.5%	—
4849 Alpha Road	Data Center	125,538	—	—	11,704	100.0%	100.0%	4.5
4025 Midway Road	Data Center	92,386	—	8,204	10,361	98.3%	98.3%	4.4
900 Quality Way	Internet Gateway	73,973	39,325	1,624	8,870	100.0%	100.0%	4.6
850 East Collins	Data Center	121,366	—	—	8,853	87.2%	87.0%	6.9
11830 Webb Chapel Road	Data Center	365,647	—	—	8,324	98.0%	98.0%	—
400 S. Akard	Data Center	269,563	—	—	8,269	94.7%	94.7%	—
950 East Collins	Data Center	101,297	19,989	—	7,860	100.0%	100.0%	6.0
1215 Integrity Drive (7)	Data Center	61,750	56,126	—	4,078	96.8%	96.8%	3.4
904 Quality Way	Data Center	46,750	—	—	979	100.0%	100.0%	—
17201 Waterview Parkway	Data Center	61,750	—	—	704	100.0%	100.0%	—
905 Security Row	Data Center	—	—	—	—	—	—	—
1210 Integrity Drive (8)	Data Center	—	—	—	—	—	—	—
907 Security Row (9)	Data Center	—	138,450	—	—	—	—	—
Total		2,843,907	253,890	33,396	$128,575	94.1%	94.0%	46.1

Northern Virginia
43940 Digital Loudoun Plaza (Bldg G)	Data Center	257,663	135,048	—	$26,805	100.0%	100.0%	17.3
43881 Devin Shafron Drive (Bldg B)	Data Center	180,000	—	—	17,951	99.0%	99.0%	9.0
43791 Devin Shafron Drive (Bldg D)	Data Center	135,000	—	—	12,435	99.8%	99.8%	6.9
43830 Devin Shafron Drive (Bldg F)	Data Center	101,300	—	11,950	11,865	95.6%	95.6%	6.8
44060 Digital Loudoun Plaza (Bldg K)	Data Center	69,513	214,950	—	8,114	91.7%	76.5%	4.8
4050 Lafayette Center Drive	Data Center	42,374	—	—	7,061	99.0%	99.0%	3.4
4030 Lafayette Center Drive	Data Center	72,696	—	—	5,953	100.0%	100.0%	2.4
45901 & 45845 Nokes Boulevard	Data Center	167,160	—	—	4,893	100.0%	100.0%	—
44470 Chilum Place	Data Center	95,440	—	—	4,643	100.0%	100.0%	—
4040 Lafayette Center Drive	Data Center	30,339	—	—	3,924	100.0%	100.0%	2.4
21110 Ridgetop Circle	Data Center	135,513	—	—	3,095	100.0%	100.0%	—
21561 & 21571 Beaumeade Circle	Data Center	164,453	—	—	3,019	100.0%	100.0%	—
1506 & 44874 Moran Rd	Data Center	78,295	—	—	2,370	100.0%	100.0%	—
1807 Michael Faraday Court	Data Center	19,237	—	—	1,848	100.0%	100.0%	0.8
251 Exchange Place	Data Center	70,982	—	—	1,792	100.0%	100.0%	—
43831 Devin Shafron Drive (Bldg C)	Data Center	117,071	—	—	1,609	100.0%	100.0%	—
8100 Boone Boulevard (10)	Data Center	17,015	—	—	657	25.3%	24.8%	0.4
Total		1,754,051	349,998	11,950	$118,034	98.5%	98.3%	54.2

New York
365 S Randolphville Road	Data Center	264,792	86,656	—	$27,148	94.2%	94.2%	9.0
111 Eighth Avenue (11)	Internet Gateway	116,843	—	—	24,664	100.0%	100.0%	3.2
3 Corporate Place	Data Center	276,931	—	—	19,465	100.0%	100.0%	3.3
60 & 80 Merritt Boulevard	Data Center	210,168	—	17,598	17,745	95.4%	95.3%	6.0
300 Boulevard East	Data Center	346,819	—	22,962	17,255	94.0%	93.8%	2.8
410 Commerce Boulevard (12)	Data Center	27,943	—	—	5,217	100.0%	100.0%	2.3
701 Union Boulevard	Data Center	—	—	—	30	—	—	—
650 Randolph Road	Data Center	—	—	127,790	—	—	—	—
3 Corporate Place Annex	Data Center	—	100,515	—	—	—	—	—
Total		1,243,496	187,171	168,350	$111,524	96.3%	96.2%	26.6

Occupancy Analysis	Financial Supplement
Dollars in thousands	Fourth Quarter 2014

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-14	30-Sept-14	TKF & Colo IT Load (6)

Silicon Valley
1350 Duane & 3080 Raymond	Data Center	185,000	—	—	$10,890	100.0%	100.0%	—
3011 Lafayette Street	Data Center	90,780	—	—	10,872	100.0%	100.0%	6.0
1100 Space Park Drive	Internet Gateway	165,297	—	—	10,045	100.0%	100.0%	2.7
1500 Space Park Drive	Data Center	51,615	—	—	9,893	100.0%	100.0%	4.9
3105 and 3205 Alfred Street	Data Center	49,858	—	—	9,567	98.8%	92.8%	4.5
1525 Comstock Street	Data Center	42,385	—	—	9,061	100.0%	100.0%	4.5
2045 & 2055 LaFayette Street	Data Center	300,000	—	—	7,560	100.0%	100.0%	—
150 South First Street	Data Center	179,761	—	—	7,390	95.1%	95.1%	—
1725 Comstock Street	Data Center	39,643	—	—	7,088	100.0%	100.0%	3.4
2805 Lafayette Street (13)	Data Center	69,843	48,137	19,440	7,071	94.6%	92.5%	4.5
1201 Comstock Street	Data Center	24,000	—	—	4,877	100.0%	100.0%	2.3
2334 Lundy Place	Data Center	130,752	—	—	4,801	100.0%	100.0%	—
2401 Walsh Street	Data Center	167,932	—	—	3,950	100.0%	100.0%	—
2403 Walsh Street	Data Center	103,940	—	—	2,445	100.0%	100.0%	—
Total		1,600,806	48,137	19,440	$105,509	99.2%	98.9%	32.8

Chicago
350 E Cermak Road	Internet Gateway	1,133,739	—	—	$74,154	98.9%	98.9%	17.6
9333 Grand Avenue	Data Center	102,970	7,708	6,837	8,994	95.5%	80.3%	6.2
600-780 S. Federal	Internet Gateway	142,283	—	19,264	7,906	89.5%	89.3%	0.9
9355 Grand Avenue	Data Center	25,000	226,500	—	3,475	100.0%	—	1.8
9377 Grand Avenue	Internet Gateway	—	—	166,709	—	—	—	—
Total		1,403,992	234,208	192,810	$94,530	97.7%	96.3%	26.5

San Francisco
200 Paul Avenue	Internet Gateway	481,571	—	18,522	$29,934	91.8%	91.6%	7.5
365 Main Street	Internet Gateway	226,981	—	—	27,974	72.6%	73.5%	8.5
720 2nd Street	Data Center	121,220	—	—	16,700	91.7%	93.0%	7.6
360 Spear Street	Data Center	154,950	—	—	7,821	100.0%	100.0%	0.3
Total		984,722	—	18,522	$82,428	88.7%	88.9%	23.9

Phoenix		—	—	—	—	—	—	—
2121 South Price Road	Data Center	508,173	—	—	48,975	75.4%	75.1%	31.7
120 E. Van Buren	Internet Gateway	287,514	—	—	22,227	86.8%	88.8%	9.6
2055 East Technology Circle	Data Center	76,350	—	—	7,841	89.7%	89.7%	3.2
1900 S. Price Road	Data Center	118,348	—	108,926	1,450	100.0%	100.0%	—
Total		990,385	—	108,926	$80,493	82.8%	83.2%	44.5

Boston
128 First Avenue	Data Center	274,750	—	—	$23,754	96.9%	95.8%	11.7
55 Middlesex Turnpike	Data Center	101,067	—	—	12,423	96.4%	96.4%	5.1
100 & 200 Quannapowitt Parkway	Data Center	308,703	—	78,253	9,785	91.6%	87.5%	2.1
115 Second Avenue	Data Center	66,730	—	—	3,985	100.0%	100.0%	—
105 Cabot Street	Data Center	34,726	—	71,005	3,448	66.5%	66.4%	2.3
600 Winter Street	Data Center	30,400	—	—	775	100.0%	100.0%	—
Total		816,376	—	149,258	$54,169	93.9%	92.0%	21.2

Los Angeles
600 West Seventh Street	Internet Gateway	489,722	—	—	$24,358	97.6%	98.1%	6.1
2260 East El Segundo Boulevard	Data Center	132,240	—	—	11,108	85.9%	85.5%	7.2
200 North Nash Street	Data Center	113,606	—	—	2,672	100.0%	100.0%	—
3015 Winona Avenue	Data Center	82,911	—	—	1,740	100.0%	100.0%	—
3300 East Birch Street	Data Center	68,807	—	—	1,641	100.0%	100.0%	—
Total		887,286	—	—	$41,518	96.6%	96.8%	13.3

Houston
Digital Houston	Data Center	404,799	—	22,722	$16,891	91.1%	91.0%	13.2
Total		404,799	—	22,722	$16,891	91.1%	91.0%	13.2

Atlanta
375 Riverside Parkway	Data Center	250,191	—	—	$8,649	100.0%	100.0%	2.3
760 Doug Davis Drive	Data Center	334,306	—	—	6,549	99.9%	99.9%	—
101 Aquila Way	Data Center	313,581	—	—	1,459	100.0%	100.0%	—
Total		898,078	—	—	$16,657	100.0%	100.0%	2.3

Philadelphia
833 Chestnut Street	Data Center	642,981	—	62,080	$14,988	94.7%	94.2%	1.1
Total		642,981	—	62,080	$14,988	94.7%	94.2%	1.1

Occupancy Analysis	Financial Supplement
Dollars in thousands	Fourth Quarter 2014

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-14	30-Sept-14	TKF & Colo IT Load (6)

St. Louis
210 N Tucker Boulevard	Data Center	258,269	—	77,778	$6,381	62.1%	61.2%	3.9
900 Walnut Street	Internet Gateway	105,776	—	6,490	4,948	96.3%	96.3%	—
Total		364,045	—	84,268	$11,329	72.0%	71.4%	3.9

Denver
11900 East Cornell Avenue	Data Center	285,840	—	—	$6,483	94.3%	94.3%	—
8534 Concord Center Drive	Data Center	85,660	—	—	3,898	100.0%	100.0%	—
Total		371,500	—	—	$10,381	95.6%	95.6%	—

Portland
3825 NW Aloclek Place	Data Center	48,574	—	—	$8,001	100.0%	100.0%	4.5
Total		48,574	—	—	$8,001	100.0%	100.0%	4.5

Austin
7500 Metro Center Drive	Data Center	60,345	—	25,343	$3,834	42.2%	42.2%	4.3
7401 E. Ben White Blvd Building 7 - 9	Data Center	203,235	—	—	1,908	100.0%	100.0%	—
8025 North Interstate 35	Data Center	62,237	—	—	934	100.0%	100.0%	—
7620 Metro Center Drive	Data Center	40,836	—	—	345	63.6%	63.6%	0.3
Total		366,653	—	25,343	$7,020	86.4%	86.4%	4.6

Toronto, Canada
371 Gough Road	Data Center	41,393	26,524	29,859	$3,998	100.0%	100.0%	2.7
6800 Millcreek Drive	Data Center	83,758	—	—	2,135	100.0%	100.0%	—
Total		125,151	26,524	29,859	$6,133	100.0%	100.0%	2.7

Sacramento
11085 Sun Center Drive	Data Center	69,048	—	—	$2,964	100.0%	100.0%	—
3065 Gold Camp Drive	Data Center	40,394	—	23,397	2,815	100.0%	100.0%	1.4
Total		109,442	—	23,397	$5,779	100.0%	100.0%	1.4

Miami
36 NE 2nd Street	Internet Gateway	162,140	—	—	$4,569	85.5%	86.1%	—
2300 NW 89th Place	Data Center	64,174	—	—	714	100.0%	100.0%	—
Total		226,314	—	—	$5,283	89.6%	90.0%	—

Minneapolis/St. Paul
1500 Towerview Road	Data Center	328,765	—	—	$4,609	100.0%	100.0%	—
1125 Energy Park Drive	Data Center	78,164	—	—	407	22.2%	22.2%	—
Total		406,929	—	—	$5,016	85.1%	85.1%	—

Charlotte
125 North Myers	Internet Gateway	25,402	—	—	$1,442	100.0%	100.0%	0.9
731 East Trade Street	Internet Gateway	40,879	—	—	1,391	100.0%	100.0%	—
113 North Myers	Internet Gateway	29,218	—	—	986	100.0%	100.0%	—
Total		95,499	—	—	$3,819	100.0%	100.0%	0.9

Occupancy Analysis	Financial Supplement
Dollars in thousands	Fourth Quarter 2014

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-14	30-Sept-14	TKF & Colo IT Load (6)
EUROPE

London, United Kingdom
Unit 21 Goldsworth Park Trading Estate	Data Center	374,433	14,563	91,004	$56,860	100.0%	98.8%	26.2
Watford (14)	Data Center	133,000	—	—	21,369	97.3%	97.3%	11.2
3 St. Anne's Boulevard	Data Center	96,147	—	—	18,704	87.9%	87.9%	7.2
Croydon (15)	Data Center	120,000	—	—	16,269	100.0%	100.0%	7.9
Mundells Roundabout	Data Center	113,464	—	—	8,207	100.0%	100.0%	—
Cressex 1	Data Center	50,847	—	—	7,586	100.0%	100.0%	2.9
Fountain Court	Data Center	63,468	20,000	48,303	7,284	72.9%	79.6%	4.8
2 St. Anne's Boulevard	Data Center	30,612	—	—	5,202	100.0%	100.0%	1.4
1 St. Anne's Boulevard	Data Center	20,219	—	—	300	100.0%	100.0%	—
Principal Park, Crawley	Data Center	—	106,400	—	—	—	—	—
Total		1,002,190	140,963	139,307	$141,779	96.8%	97.1%	61.6

Paris, France
114 Rue Ambroise Croizat	Internet Gateway	360,920	—	—	$20,878	96.0%	96.0%	4.3
1 Rue Jean-Pierre	Data Center	104,666	—	—	4,413	100.0%	100.0%	—
127 Rue de Paris	Data Center	59,991	—	—	1,891	100.0%	100.0%	—
Liet-dit ie Christ de Saclay	Data Center	21,337	—	—	630	100.0%	100.0%	—
Total		546,914	—	—	$27,812	97.4%	97.4%	4.3

Dublin, Ireland
Unit 9 Blanchardstown Corporate Center	Data Center	120,000	—	—	$9,892	94.1%	94.1%	3.8
Clonshaugh Industrial Estate (Eircom)	Data Center	124,500	—	—	8,361	100.0%	100.0%	—
Clonshaugh Industrial Estate IE	Data Center	20,000	—	—	1,497	100.0%	100.0%	—
Profile Park	Data Center	19,597	—	23,678	—	—	—	1.9
Total		284,097	—	23,678	$19,750	90.6%	90.6%	5.7

Amsterdam, Netherlands
Paul van Vlissingenstraat 16	Data Center	112,472	—	—	$7,212	100.0%	100.0%	2.2
Cateringweg 5	Data Center	55,972	—	—	5,227	100.0%	100.0%	—
Naritaweg 52	Data Center	63,260	—	—	2,598	100.0%	100.0%	—
Liverpoolweg 10 - The Netherlands	Data Center	29,986	—	—	1,308	100.0%	100.0%	—
Gyroscoopweg 2E-2F	Data Center	55,585	—	—	1,237	100.0%	100.0%	—
De President Business Park	Technology Office	—	—	—	—	—	—	—
Total		317,275	—	—	$17,582	100.0%	100.0%	2.2

Manchester, England
Manchester Technopark	Data Center	38,016	—	—	$1,876	100.0%	100.0%	—
Total		38,016	—	—	$1,876	100.0%	100.0%	—

Geneva, Switzerland
Chemin de l Epinglier 2	Data Center	59,190	—	—	$1,703	100.0%	100.0%	—
Total		59,190	—	—	$1,703	100.0%	100.0%	—

ASIA PACIFIC

Singapore
29A International Business Park	Data Center	340,243	30,257	—	$46,537	91.6%	86.6%	18.1
Total		340,243	30,257	—	$46,537	91.6%	86.6%	18.1

Melbourne
98 Radnor Drive	Data Center	52,988	—	—	$6,538	71.6%	100.0%	2.9
Deer Park 2 (72 Radnor Drive)	Data Center	43,649	12,553	37,380	4,558	71.0%	68.4%	2.9
Total		96,637	12,553	37,380	$11,096	71.3%	85.7%	5.8

Sydney
1-11 Templar Road (16)	Data Center	40,794	21,152	24,271	$6,449	86.4%	80.4%	2.9
23 Waterloo Road	Data Center	51,990	—	—	1,141	100.0%	100.0%	—
Total		92,784	21,152	24,271	$7,590	94.0%	91.4%	2.9

Occupancy Analysis	Financial Supplement
Dollars in thousands	Fourth Quarter 2014

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-14	30-Sept-14	TKF & Colo IT Load (6)
NON-DATACENTER PROPERTIES

34551 Ardenwood Boulevard	Technology Manufacturing	307,657	—	—	$4,632	50.6%	50.6%	—
2010 East Centennial Circle	Technology Manufacturing	113,405	—	—	3,194	100.0%	100.0%	—
1 Savvis Parkway	Technology Office	156,000	—	—	3,042	100.0%	100.0%	—
8201 E. Riverside Drive Building 4 - 6	Technology Manufacturing	133,460	—	—	1,050	85.6%	85.6%	—
908 Quality Way	Technology Office	14,400	—	—	—	100.0%	86.1%	—
47700 Kato Road & 1055 Page Avenue	Technology Manufacturing	199,352	—	—	—	—	—	—
Total		924,274	—	—	$11,918	59.9%	59.7%	—

Consolidated Portfolio Total/Weighted Average		20,286,606	1,304,853	1,174,957	$1,215,720	92.7%	92.5%	424.3

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia
43915 Devin Shafron Drive (Bldg A)	Data Center	132,280	—	—	$17,044	100.0%	100.0%	9.0
43790 Devin Shafron Drive (Bldg E)	Data Center	152,138	—	—	3,325	100.0%	100.0%	—
21551 Beaumeade Circle	Data Center	152,504	—	—	2,150	100.0%	100.0%	—
7505 Mason King Court	Data Center	109,650	—	—	1,911	100.0%	100.0%	—
Total		546,572	—	—	$24,430	100.0%	100.0%	9.0

Hong Kong
33 Chun Choi Street	Data Center	107,321	—	—	$13,105	75.1%	83.3%	5.8
Total		107,321	—	—	$13,105	75.1%	83.3%	5.8

Silicon Valley
4650 Old Ironsides Drive	Data Center	124,383	—	—	$4,173	100.0%	100.0%	—
2950 Zanker Road	Data Center	69,700	—	—	3,246	100.0%	100.0%	—
4700 Old Ironsides Drive	Data Center	90,139	—	—	2,120	100.0%	100.0%	—
444 Toyama Drive	Data Center	42,083	—	—	2,000	100.0%	100.0%	—
Total		326,305	—	—	$11,539	100.0%	100.0%	—

Dallas
14901 FAA Boulevard	Data Center	263,700	—	—	$5,318	100.0%	100.0%	—
900 Dorothy Drive	Data Center	56,176	—	—	1,661	100.0%	100.0%	—
Total		319,876	—	—	$6,978	100.0%	100.0%	—

New York
636 Pierce Street	Data Center	108,336	—	—	$3,190	100.0%	100.0%	3.4
Total		108,336	—	—	$3,190	100.0%	100.0%	3.4

Managed Unconsolidated Portfolio Total/Weighted Average		1,408,410	—	—	$59,242	98.1%	99.0%	18.2

Managed Portfolio Total/Weighted Average		21,695,016	1,304,853	1,174,957	$1,274,962	93.1%	92.9%	442.5

Digital Realty Share Total/Weighted Average (17)		20,600,484	1,304,853	1,174,957	$1,231,500	92.8%	92.6%	428.9

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle
2001 Sixth Avenue	Data Center	400,369	—	—	$33,399	98.7%	98.5%	—
2020 Fifth Avenue	Data Center	51,000	—	—	4,813	100.0%	100.0%	—
Total		451,369	—	—	$38,212	98.8%	98.7%	—

Non-Managed Portfolio Total/Weighted Average		451,369	—	—	$38,212	98.8%	98.7%	—

Portfolio Total/Weighted Average		22,146,385	1,304,853	1,174,957	$1,313,174	93.2%	93.0%	442.5

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Space under active development includes current Base Building and Data Center projects in progress. See page 34.

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2014 multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Building formerly referred to as 1215 Datacenter Park.

(8)	Building was razed during Q4 2013 and added to the Land Inventory pursuant to our business plan. See page 38.

(9)	Building formerly referred to as 1301 International Parkway.

(10)	Includes approximately 116,843 rentable square feet from a leasehold interest acquisition.

(11)	Includes approximately 27,943 rentable square feet from a leasehold interest acquisition.

(12)	Includes approximately 17,105 rentable square feet from a leasehold interest acquisition.

(13)	Building formerly referred to as 800 Central Expressway.

(14)	Building formerly referred to as The Chess Building.

(15)	Building formerly referred to as Unit B Prologis Park.

(16)	Building formerly referred to as 1-23 Templar Road.

(17)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in thousands	Fourth Quarter 2014

	Base Building Construction					Data Center Construction										Total Active Development

			A	B	A + B				A	B	A + B							A	B	A + B
Market	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	206,333	$53,444	$7,097	$60,541	2	27,875	2,362	$21,012	$10,916	$31,928	—	1Q15	—	—	2	234,208	$74,456	$18,013	$92,469
Dallas	1	138,450	4,817	52,143	56,960	3	115,440	6,975	20,302	55,950	76,252	100.0%	4Q15	—	—	4	253,890	25,119	108,093	133,211
New York	2	155,552	57,559	4,090	61,649	1	31,619	1,800	18,113	32,125	50,237	100.0%	2Q15	—	—	2	187,171	75,672	36,214	111,886
N. Virginia	2	188,182	31,306	6,108	37,414	2	161,816	12,000	43,736	95,549	139,285	81.2%	3Q15	—	—	2	349,998	75,042	101,658	176,700
Silicon Valley	—	—	—	—	—	1	48,137	4,800	60,934	16,329	77,263	63.8%	2Q15	—	—	1	48,137	60,934	16,329	77,263
Toronto	—	—	—	—	—	1	26,524	2,700	17,420	28,491	45,911	100.0%	1Q16	—	—	1	26,524	17,420	28,491	45,911
North America	6	688,517	$147,126	$69,438	$216,564	10	411,411	30,637	$181,516	$239,360	$420,877	81.6%		10.6%	9.7%	12	1,099,928	$328,643	$308,798	$637,441

London	—	—	—	—	—	3	140,963	12,640	151,752	61,969	213,721	92.9%	4Q16	—	—	3	140,963	$151,752	$61,969	$213,721
Europe	—	—	—	—	—	3	140,963	12,640	$151,752	$61,969	$213,721	92.9%		10.4%	9.4%	3	140,963	$151,752	$61,969	$213,721

Melbourne	—	—	—	—	—	1	12,553	1,440	7,842	12,481	20,323	100.0%	2Q15	—	—	1	12,553	$7,842	$12,481	$20,323
Singapore	—	—	—	—	—	1	30,257	3,000	18,047	22,807	40,854	100.0%	3Q15	—	—	1	30,257	18,047	22,807	40,854
Sydney	—	—	—	—	—	1	21,152	1,440	6,680	12,380	19,061	—	2Q15	—	—	1	21,152	6,680	12,380	19,061
Asia Pacific	—	—	—	—	—	3	63,962	5,880	$32,569	$47,668	$80,237	66.9%		13.5%	12.3%	3	63,962	$32,569	$47,668	$80,237

Total	6	688,517	$147,126	$69,438	$216,564	16	616,336	49,157	$365,837	$348,997	$714,835	82.7%		10.9%	9.9%	18	1,304,853	$512,964	$418,435	$931,399

(1)	Represents balances incurred through December 31, 2014.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

Note:	Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in thousands	Fourth Quarter 2014

	Pre-Stabilized (1)
Market	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	34,872	2,240	$35,499	—
Boston	2	12,354	1,023	14,948	1.2%
Chicago	1	8,152	753	11,548	—
Dallas	1	8,687	400	4,094	0.8%
Houston	1	26,801	2,005	23,424	—
New York	3	27,660	1,869	26,700	19.6%
Northern Virginia	1	5,767	100	1,079	—
Phoenix	1	77,075	4,720	66,802	81.0%
Silicon Valley	2	4,345	247	3,467	18.2%
St. Louis	1	54,211	1,995	31,770	18.8%

North America	14	259,924	15,352	$219,329	30.1%	10.5%	9.9%

Dublin	1	19,597	1,920	$20,459	5.2%
London	2	23,886	1,957	31,481	—
Paris	1	12,353	930	11,279	56.7%
Europe	4	55,836	4,807	$63,220	13.0%	10.9%	10.3%

Melbourne	2	23,084	1,565	$21,548	—
Singapore	1	19,768	1,497	20,202	37.2%
Sydney	1	5,130	271	3,593	—
Asia Pacific	4	47,982	3,333	$45,343	16.7%	17.5%	16.5%

Total	22	363,742	23,492	$327,892	24.7%	11.5%	10.9%

(1)	In service inventory requiring lease commencement.

(2)
For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

Note:	Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Construction Projects in Progress - Total Investments	Financial Supplement
Dollars in thousands, except per square foot	Fourth Quarter 2014

Construction Projects in Progress - Total Investments	Net Rentable Square Feet (6)	Acreage	Current Investment (7)	Future Investment (8)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Inventory (1)	N/A	178.3	$145,607	—	$145,607
Development CIP
Space Held for Development (1)	1,174,957	N/A	$245,985	—	$245,985	$209
Base Building Construction (2)	688,517	N/A	147,126	$69,438	216,563	315
Data Center Construction (3)	616,336	N/A	365,837	348,997	714,835	1,160
Equipment Pool & Other Inventory (4)		N/A	21,623	—	21,623
Campus, Tenant Improvements & Other (5)		N/A	28,835	7,998	36,834
Total Development CIP	2,479,810		$809,406	$426,433	$1,235,840

Enhancement & Other			$50,305	$42,179	$92,485
Recurring			$9,844	$27,147	$36,991
Total Construction in Progress			$1,015,162	$495,760	$1,510,923

(1)	Land Inventory and Space Held for Development reflect cumulative cost spent pending future development.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Data Center Construction includes 616,336 square feet of Turn-Key Flex®, Custom Solutions and Powered Base Building® space.

(4)	Equipment Pool and Other Inventory represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(5)
Represents improvements in progress as of December 31, 2014 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first generation tenant improvements.

(6)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(7)	Represents balances incurred through December 31, 2014.

(8)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note:
We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in thousands	Fourth Quarter 2014

	Three Months Ended					Twelve Months Ended
	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	31-Dec-14	31-Dec-13

Non-Recurring (1)
Development	$169,835	$159,410	$172,404	$185,554	$204,796	$687,203	$926,515
Enhancements and Other Non-Recurring	16,899	16,010	13,955	18,179	32,773	65,043	111,502
Total Non-Recurring	$186,734	$175,420	$186,359	$203,733	$237,569	$752,246	$1,038,017

Recurring (2)	$21,040	$11,481	$11,355	$8,685	$17,025	$52,561	$53,209
Recurring	$21,040	$11,481	$11,355	$8,685	$17,025	$52,561	$53,209

Total Direct	$207,774	$186,901	$197,714	$212,418	$254,594	$804,807	$1,091,226

Capitalized Interest	$4,767	$5,406	$4,889	$5,311	$7,435	$20,373	$26,277
Capitalized Overhead	12,903	13,348	12,442	11,406	8,888	50,099	38,445
Total Indirect Capital Expenditures	$17,670	$18,754	$17,331	$16,717	$16,323	$70,472	$64,722

Timing / FX adjustments	(17,695)	7,765	(7,946)	(5,017)	33,789	(22,894)	33,562

Total Improvements to and Advances for Investment in Real Estate	$207,749	$213,420	$207,099	$224,118	$304,706	$852,386	$1,189,510

Consolidated Portfolio Net Rentable Square Feet (3)	20,600,484	20,431,355	20,356,935	20,045,559	19,887,709	20,600,484	19,887,709

(1)
Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs. In addition, these expenditures include certain infrequent expenditures for capitalized replacements, upgrades, or other projects which enhance the existing operating portfolio (e.g., electrical, mechanical and building upgrades).

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in thousands	Fourth Quarter 2014

	Land Inventory (1)			Space Held for Development

Market	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Austin	1	7.2	$1,879	1	25,343	$942
Boston	—	—	—	2	149,258	41,970
Chicago	—	—	—	3	192,810	19,604
Dallas	4	73.2	14,994	3	33,396	3,983
Houston	—	—	—	1	22,722	2,696
New York	1	34.2	41,285	3	168,350	24,838
N. Virginia	1	15.6	8,171	1	11,950	2,128
Philadelphia (3)	—	—	—	1	62,080	—
Phoenix	—	—	—	1	108,926	11,724
Sacramento	—	—	—	1	23,397	6,398
San Francisco	—	—	—	1	18,522	2,352
Silicon Valley	2	9.5	14,722	1	19,440	5,481
St. Louis	—	—	—	2	84,268	11,627
Toronto	—	—	—	1	29,859	9,381
North America (3)	9	139.7	$81,051	22	950,321	$143,124

Amsterdam	1	5.4	$13,190	—	—	—
Dublin	1	7.5	10,475	1	23,678	$10,004
London	1	13.4	25,579	2	139,307	80,014
Europe	3	26.3	$49,245	3	162,985	$90,018

Melbourne	—	—	—	1	37,380	$6,821
Osaka	1	3.7	$11,353	—	—	—
Sydney	1	8.6	3,958	1	24,271	6,021
Asia Pacific	2	12.3	$15,311	2	61,651	$12,842

Total	14	178.3	$145,607	27	1,174,957	$245,985

(1)	Represents properties acquired to support ground-up development.

(2)	Represents balances incurred through December 31, 2014. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

(3)	Current investment amount shown as zero as property has been reclassified to assets associated with real estate held for sale.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Acquisitions/ Dispositions/ Joint Ventures	Financial Supplement
Dollars in thousands	Fourth Quarter 2014

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Acquisition Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total			—		—	—	—

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Disposition Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total			—		—	—	—

Joint Ventures:
Property	Metropolitan Area	Date Contributed to Joint Venture	Contribution Price	Contribution Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale price/contribution including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the properties subsequent to closing of the acquisitions.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in thousands	Fourth Quarter 2014

	As of December 31, 2014
	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street (Hong Kong)	Prudential	Griffin	Total
Summary Balance Sheet - at the JV's 100% Share
Undepreciated book value of operating real estate	$119,430	$48,512	$146,021	$441,286	$123,516	$878,765
Accumulated depreciation & amortization	(81,810)	(1,273)	(2,777)	(11,928)	(995)	(98,783)
Net Book Value of Operating Real Estate	$37,620	$47,239	$143,244	$429,358	$122,521	$779,982
Other assets	4,917	7,884	22,668	63,136	63,520	162,125
Total Assets	$42,537	$55,123	$165,912	$492,494	$186,041	$942,107

Debt	$104,523	$47,000	—	$208,000	$102,025	$461,548
Other liabilities	6,226	795	$10,210	88,480	2,636	108,347
Equity / (deficit)	(68,212)	7,328	155,702	196,014	81,380	372,212
Total Liabilities and Equity	$42,537	$55,123	$165,912	$492,494	$186,041	$942,107

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$52,262	$23,500	$0	$41,600	$20,405	$137,767

	Twelve Months Ended December 31, 2014
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street (Hong Kong)	Prudential	Griffin	Total
Total revenues	$39,807	$8,308	$8,671	$39,467	$6,050	$102,303
Operating expenses	(14,707)	(1,086)	(2,625)	(6,145)	(2,312)	(26,875)
Net Operating Income (NOI)	$25,100	$7,222	$6,046	$33,322	$3,738	$75,428
Straight-line rent	(619)	(2,572)	(3,767)	(3,132)	(532)	(10,622)
Cash Net Operating Income (NOI)	$24,481	$4,650	$2,279	$30,190	$3,206	$64,806

Interest expense	($6,793)	($1,543)	—	($5,411)	($1,048)	($14,795)
Depreciation & amortization	(6,326)	(835)	($2,941)	(12,839)	(2,968)	(25,909)
Other income / (expense)	1	—	(131)	(2,694)	(1,325)	(4,149)
Total Non-Operating Expenses	($13,118)	($2,378)	($3,072)	($20,944)	($5,341)	($44,853)

Net Income	$11,982	$4,844	$2,974	$12,378	($1,603)	$30,575

Digital Realty's ownership percentage	50%	50%	50%	20%	20%

Digital Realty's Pro Rata Share of Unconsol. JV NOI	$12,550	$3,611	$3,023	$6,664	$748	$26,597

Digital Realty's Pro Rata Share of Unconsol. JV CASH NOI	$12,241	$2,325	$1,140	$6,038	$641	$22,385

Digital Realty's Earnings (loss) from unconsolidated joint ventures (1)	$6,120	$2,419	$1,488	$2,559	$702	$13,288

Digital Realty's Pro Rata Share of FFO (2)	$9,283	$2,837	$2,959	$5,127	$1,296	$21,501

Digital Realty's Fee Income from Joint Venture	$0	$0	$1,930	$3,027	$430	$5,387

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 46.

External Growth Pipeline	Financial Supplement
Central - Chicago	Fourth Quarter 2014

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity	Leased %	Development Status
9333 W. Grand Ave., Franklin Park, IL	117,515	6.8	96.4%	Active development - data center
9355 W. Grand Ave., Franklin Park, IL	251,500	14.4	12.5%	Active development - base building and data center
9377 W. Grand Ave., Franklin Park, IL	166,709	10.8	—	Planned for future ground-up development

Asset

•	Digital Chicago Campus – 9333, 9355 and 9377 W. Grand Avenue, Franklin Park IL

Background

•	In May 2012, Digital Realty acquired the three-building, 22-acre campus and created the Digital Chicago Campus.

•
Based on strong demand for our Turn-Key Flex® data center product, as well as limited supply in the market, the first phase of construction began with the redevelopment of the 9333 W. Grand Ave. building in August 2012 to accommodate 117,515 square feet and provide 6.8 MW of IT Load.

•
As market conditions continued to show limited supply of competitive space along with strong leasing activity in phase one, redevelopment of the 9355 W. Grand Ave. building commenced in June 2013 to accommodate 251,500 rentable square feet and 14.4MW of IT Load in eight 1,800 kW data centers.

Opportunity

•	Upon completion, the Digital Chicago Campus will have development potential of 535,724 rentable square feet to support 18 Turn-Key Flex® data centers and provide 32 MW of IT Load.

•	Campus utility service is provided by ComEd with 60 MW delivered by multiple 34.5kV services.

•	The 9333 W. Grand Ave. building includes four Turn-Key Flex® data centers and is 96.4% leased.

•
The second phase, 9355 W. Grand Ave., is currently under active redevelopment, with the first 1,800 kW data center completed and leased, and the second 1,800 kW data center scheduled to deliver Q1-2015 with an active pipeline of customers for the space.

•
The third phase will be a future ground-up development located where the 9377 W. Grand Ave. building is sited today. The site is planned for a 166,709 rentable square foot future development to accommodate 10.8 MW of IT Load in six 1,800 kW Turn-Key Flex® data centers.

External Growth Pipeline	Financial Supplement
Central - Dallas	Fourth Quarter 2014

Master Plan

E. Collins Blvd.
750 E. COLLINS
122 mW SUB-STATION
850 E. COLLINS
950 E. COLLINS
Quality Way
Alma Road
1232 ALMA RD.
Integrity Drive
900 QUALITY WAY
904 QUALITY WAY
908 QUALITY WAY
Commerce Drive
International Parkway
1210 INTEGRITY DRIVE
+
905 SECURITY ROW
907 SECURITY ROW
1215 INTEGRITY DRIVE
Security Row
Completed and Stabilized Development
Current Development
Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity	Leased %	Development Status
850 E. Collins Blvd., Richardson, TX	121,366	6.9	92.0%	Completed. 0.6 MW under option expected to increase Leased % to 100%
904 Quality Way, Richardson, TX	46,750	4.5	100.0%	Completed
1232 Alma Rd., Richardson, TX	105,726	6.8	100.0%	Completed
950 E. Collins Blvd., Richardson, TX	121,286	7.2	100.0%	Active Development - data centers
1215 Integrity Drive, Richardson, TX	117,876	6.8	100.0%	Active Development - data centers
900 Quality Way, Richardson, TX	114,922	7.0	100.0%	Active Development - data centers
907 Security Row, Richardson, TX	139,000	8.4	—	Active development - base building
1210 Integrity Drive & 905 Security Row, Richardson, TX	466,000	28.8	—	Planned for future ground-up development
908 Quality Way, Richardson, TX	66,000	4.8	—	Planned for future ground-up development
750 E. Collins Boulevard, Richardson, TX	TBD	TBD	—	Planned for future management office

Asset

•	Digital Dallas Campus – 70-acre master-planned property located within the renowned “Telecom Corridor” of Richardson, TX, a suburb of Dallas.

Background

•	Originally acquired in 2009 as part of a 60/40 joint venture. Digital Realty subsequently acquired the entire ownership interest in 2011.

•	Development has included a mix of redevelopment and ground-up construction of Powered Base Buildings® and multi-tenant data centers, and a Digital Realty owned 122 MW sub-station.

•	In five years, Digital Realty has completed or actively developed 767,000 square feet in seven buildings.

•
The campus has approximately 30.9 MW of IT Load currently in operation, with approximately 1.2 MW of leased data center space that is under construction and 7.0 MW of leased data center shell space pending commencement of construction.

Opportunity

•
The campus has a little over 18 acres of land available at sites highlighted above as "Planned for Future Development" for new one and two-story ground-up development that could support four new buildings and would increase the size of the campus by another 532,000 square feet.

•	New buildings planned for future development have the potential to add another 33.6 MW of IT Load to the Digital Dallas Data Campus.

External Growth Pipeline	Financial Supplement
East - Northern Virgina	Fourth Quarter 2014

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity	Leased %	Development Status
43940 Digital Loudoun Plaza (Bldg. G)	392,711	25.7	85.7%	Active development - base building and data center with 3.6 MW under option and backlog expected to increase Leased % to 98%
44060 Digital Loudoun Plaza (Bldg. K)	284,463	19.2	47.1%	Active development - base building and data centers
Digital Loudoun Plaza (Bldg. H)	244,000	14.4	—	Planned for future ground-up development
Digital Loudoun Plaza (Bldg. J)	216,000	14.4	—	Planned for future ground-up development

Asset

•	Existing Campus - Digital Ashburn Campus (Buildings A, B, C, D, E and F), Devin Shafron Drive, Ashburn, VA

•	Campus Expansion – Digital Ashburn Campus (Buildings G, H, J and K), Digital Loudoun Plaza, Ashburn, VA

Background

•	Digital Realty originally acquired three existing shell buildings (Buildings B, C and D) and developed the Digital Ashburn Campus in 2007.

•
Based on strong demand for Turn-Key Flex® data centers in the market, the existing campus was expanded through a land acquisition in 2009 and Digital Realty developed three additional single-story buildings (Buildings A, E and F), bringing the combined existing campus to 829,739 rentable square feet.

•	The campus was expanded in 2011 with the Loudoun Parkway North land acquisition, bringing the total campus to 98 acres.

Opportunity

•
Loudoun Parkway North campus is master-planned for four, two-story buildings (Buildings G, K, H and J), that upon completion, will provide 1,137,147 rentable square feet to support sixty-two Turn-Key Flex® data centers capable of supporting 73.7 MW of IT Load.

•	The site is supported by a dedicated sub-station capable of supplying 150 MW of power.

•
Building G, the first building on the expanded campus, was designed and constructed in two phases. The first phase is complete and the data center space is 100% leased and includes 10 Turn-Key Flex® data centers which provide 11.3 MW of IT Load. The second phase is under construction and will include 12 Turn-Key Flex® data centers which will provide 14.4 MW of IT Load and is currently 74.8% leased and 25.1% preleased. The combined first and second phases are 85.7% leased. Upon exercise of an existing tenant's options and commencement of backlog for 3.6 MW of Turn-Key Flex® data centers, Building G is expected to be 98% leased. The remaining 2% of vacant space relates to non-technical space expected to be absorbed by existing tenants as they occupy their suites.

•
Building K’s shell, with capacity for 16 Turn-Key Flex® data centers with 19.2 MW of IT Load is under construction with four 1200 kW Turn-Key Flex® data centers delivered and three additional 1200 kW data centers under construction. Building K has leased 9.6 MW of IT Load which is 49.8% of the IT Load of the building. Including non-technical space the building is 47.1% leased.

•	Buildings H and J are each designed to accommodate 14.4 MW of IT Load and are planned for future development based on market demand.

External Growth Pipeline	Financial Supplement
East - New York	Fourth Quarter 2014

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity	Leased %	Development Status
365 S. Randolphville (Existing)	264,792	9.0	96.9%	Completed
365 S. Randolphville (Expansion)	86,656	5.4	33.3%	Active development - data centers
3 Corporate Place	276,931	3.3	100.0%	Completed
3 Corporate Place Annex	100,515	7.2	—	Active development - base building

Asset

•	3 Corporate Place, Piscataway, NJ

•	365 South Randolphville Road, Piscataway, NJ

Background

•
Located in the New York metropolitan market within close proximity to Rutgers University, Digital Piscataway campus is an existing two-building campus recently expanded by 187,171 rentable square feet.

•	Completed Power Based Building improvements include a 86,656 square foot addition to 365 S. Randolphville Road and a free-standing 100,515 square foot annex at 3 Corporate Place.

•	A private 69KV on-site substation with 2 independent feeds each capable of supporting the entire site load creates a robust supply of power.

Opportunity

•
The 86,656 square foot addition to 365 S. Randolphville Road expanded the existing 264,792 square foot building to 351,448 square feet and provide an additional 5.4 MW of IT Load. Digital Realty has leased 1.8 MW of IT Load and plans to actively develop the remaining 3.6 MW of IT Load to meet current demand.

•	The 100,515 rentable square foot Annex at 3 Corporate Place provided capacity to add an additional 7.2 MW of IT Load.

•
The campus is a premier, state-of-the-art facility, positioned to serve the expanding requirements of the financial services industry, and can take advantage of significant opportunities in the health care, telecommunications and government sectors in the New York metro area.

Reconciliation of Earnings Before Interest, Taxes, Depreciation, and Amortization and Financial Ratios	Financial Supplement
Unaudited and in thousands	Fourth Quarter 2014

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13

Net Income (Loss) Available to Common Stockholders	($52,289)	$109,314	$41,509	$34,185	$42,977
Interest	46,396	48,169	49,146	47,374	45,996
Loss from early extinguishment of debt	—	195	293	292	608
Tax expense (benefit)	1,201	1,178	1,021	1,838	(473)
Depreciation & amortization	133,327	137,474	137,092	130,620	126,776
Impairment of investments in real estate	113,970	12,500	—	—	—
EBITDA	$242,605	$308,830	$229,061	$214,309	$215,884
Change in fair value of contingent consideration	(3,991)	(1,465)	766	(3,403)	(1,749)
Severance accrual and equity acceleration	—	—	260	12,430	—
Gain on sale of property	—	—	(15,945)	—	—
Gain on contribution of properties to unconsolidated joint venture	—	(93,498)	—	(1,906)	(555)
Gain on sale of investment	(14,551)	—	—	—	—
Noncontrolling interests	(961)	2,392	993	805	964
Preferred stock dividends	18,455	18,455	18,829	11,726	11,726
Adjusted EBITDA	$241,557	$234,714	$233,964	$233,961	$226,270

	Three Months Ended
Financial Ratios	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13

Total GAAP interest expense	$46,396	$48,169	$49,146	$47,374	$45,996
Capitalized interest	4,767	5,406	4,889	5,311	7,435
Change in accrued interest and other non-cash amounts	(16,152)	14,003	(23,619)	15,139	(20,423)
Cash Interest Expense (2)	$35,011	$67,578	$30,416	$67,824	$33,008

Scheduled debt principal payments	$2,452	$3,039	$3,005	$3,343	$3,050
Preferred dividends	18,455	18,455	18,829	11,726	11,726
Total Fixed Charges (3)	$72,070	$75,069	$75,869	$67,754	$68,207

Coverage
Interest coverage ratio (4)	4.7	4.4	4.3	4.4	4.2
Cash interest coverage ratio (5)	6.9	3.5	7.7	3.4	6.9
Fixed charge coverage ratio (6)	3.4	3.1	3.1	3.5	3.3
Cash fixed charge coverage ratio (7)	4.3	2.6	4.5	2.8	4.7

Leverage
Debt to total enterprise value (8) (9)	31.3%	32.8%	34.7%	38.5%	40.9%
Debt plus preferred stock to total enterprise value (10)	38.5%	40.2%	42.4%	46.3%	46.8%
Pre-tax income to interest expense (11)	0.3	3.7	2.2	2.0	2.2
Net Debt to Adjusted EBITDA (12)	4.8	5.0	5.1	5.3	5.4

(1)	For definition and discussion of EBITDA and Adjusted EBITDA, see page 46.

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the redemption of operating partnership units for shares of our common stock.

(9)	Enterprise value defined as market value equity plus debt plus preferred stock plus minority interest less cash and equivalents.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)	Calculated as total debt at balance sheet carrying value (see page 6) less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Fourth Quarter 2014

Funds from Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations:
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) gain on insurance settlement, (iii) gain on sale of investment, (iv) significant transaction expenses, (v) loss from early extinguishment of debt, (vi) straight-line rent expense adjustment attributable to prior periods, (vii) change in fair value of contingent consideration, (viii) equity in earnings adjustment for non-core items, (ix) severance accrual and equity acceleration and (x) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount, (iv) non-cash compensation, (v) deferred compensation related to equity acceleration, (vi) loss from early extinguishment of debt, (vii) straight line rents, net, (viii) non-cash straight-line rent expense adjustment, (ix) above-and below-market rent amortization, (x) change in fair value of contingent consideration, (xi) gain on sale of investment, (xii) capitalized leasing compensation, (xiii) recurring capital expenditures and (xiv) capitalized internal leasing commissions. Other REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest expense, income taxes, depreciation and amortization, and impairment of investments in real estate, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, change in fair value of contingent consideration, severance accrual and equity acceleration, gain on sale of property, gain on contribution of properties to unconsolidated joint venture, gain on sale of equity investment, noncontrolling interests, and preferred stock dividends. Adjusted EBITDA is EBITDA excluding change in fair value of contingent consideration, severance accrual and equity acceleration, impairment of investments in real estate, gain on sale of property, gain on contribution of properties to unconsolidated joint venture, gain on sale of equity investment, noncontrolling interests, and preferred stock dividends. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue and tenant reimbursement revenue less rental property operating and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI in the same manner we do and, accordingly, our NOI and cash NOI may not be comparable to such other REITs’ NOI and cash NOI. Accordingly, NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Fourth Quarter 2014

Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA multiplied by four.
Debt-plus-preferred-to-total-enterprise-value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended December 31, 2014, GAAP interest expense was $46 million, capitalized interest was $5 million and scheduled debt principal payments and preferred dividends was $21 million.

(Dollars in thousands)	31-Dec-14
Reconciliation of Net Operating Income (NOI)

Operating loss	($6,166)

Less:
Fee income	($1,871)
Other	(1,812)

Add:
Construction management expenses	$33
Change in fair value of contingent consideration	(3,991)
Depreciation and amortization	133,327
General and administrative	21,480
Transactions	323
Impairment in investments in real estate	113,970
Other	453

Net Operating Income	$255,746

Cash Net Operating Income (Cash NOI)

Net Operating Income	$255,747
Less:
Straight-line rent revenue	($18,735)
Purchase accounting adjustments	(2,273)

Cash Net Operating Income	$234,739

Reconciliation of Range of 2015 Projected Net Income to Projected FFO and Core FFO
	Low	High
Net income available to common stockholders per diluted share	$0.90	$1.00
Add:
Real estate depreciation and amortization	$4.05	$4.05
Projected FFO per diluted share	$4.95	$5.05
Adjustments for items that do not represent core expenses and revenue streams	$0.05	$0.05
Projected core FFO per diluted share	$5.00	$5.10

Statement Regarding Forward- Looking Statements	Financial Supplement
Fourth Quarter 2014

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, statements related to supply and demand for data center and colocation space, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, including improving return on invested capital and our disposition program, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, our joint venture with the GCEAR fund, our expected fees and proceeds from the joint venture, future cash NOI and remaining lease terms related to the joint venture property, cap rates and yields, the company's core FFO, net income outlook and underlying assumptions, including information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, cap rates, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, rent to be received in future periods, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, supply and demand, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2014 and 2015 backlog NOI, NAV components, 2015 guidance and underlying assumptions, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the impact of current global economic, credit and market conditions

•	current local economic conditions in our geographic markets;

•	decreases in information technology spending, including as a result of economic slowdowns or recession;

•	adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges);

•	our dependence upon significant tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	defaults on or non-renewal of leases by tenants;

•	our failure to obtain necessary debt and equity financing;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	our inability to manage our growth effectively;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses;

•	the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•	delays or unexpected costs in development of properties;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•	our inability to successfully develop and lease new properties and development space;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our inability to acquire off-market properties;

•	our inability to comply with the rules and regulations applicable to reporting companies;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	restrictions on our ability to engage in certain business activities;

•	environmental uncertainties and risks related to natural disasters;

•	losses in excess of our insurance coverage;

•	changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and

•	changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2013, as amended, and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Note: Certain figures are rounded to the nearest thousand or to a tenth of a percent throughout the document. Subtotals and totals may not equal the amounts reflected due to such rounding.